EXECUTION VERSION

COLLATERAL AGREEMENT (FIRST LIEN)

dated and effective as of
August 30, 2019
among
CEC ENTERTAINMENT, INC.,
as Borrower,
each Subsidiary Loan Party
party hereto
and
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Collateral Agent

TABLE OF CONTENTS
Page
ARTICLE I

Definitions
SECTION 1.01.Credit Agreement    1
SECTION 1.02.Other Defined Terms    1
ARTICLE II

Pledge of Securities
SECTION 2.01.Pledge    8
SECTION 2.02.Delivery of the Pledged Collateral    10
SECTION 2.03.Representations, Warranties and Covenants    10
SECTION 2.04.Certification of Limited Liability Company and Limited Partnership Interests    12
SECTION 2.05.Registration in Nominee Name; Denominations    13
SECTION 2.06.Voting Rights; Dividends and Interest, Etc.    13
SECTION 2.07.Unlimited Liability Corporations    16
ARTICLE III

Security Interests in Other Personal Property
SECTION 3.01.Security Interest    16
SECTION 3.02.Representations and Warranties    18
SECTION 3.03.Covenants    21
SECTION 3.04.Other Actions    23
SECTION 3.05.Covenants Regarding Patent, Trademark and Copyright Collateral    24
ARTICLE IV

Remedies
SECTION 4.01.Remedies Upon Default    26
SECTION 4.02.Application of Proceeds    28
SECTION 4.03.Securities Act, Etc.    29
ARTICLE V

Miscellaneous
SECTION 5.01.Notices    30
SECTION 5.02.Security Interest Absolute    31
SECTION 5.03.Limitation By Law    31
SECTION 5.04.Binding Effect; Several Agreements    31
SECTION 5.05.Successors and Assigns    31
SECTION 5.06.Collateral Agent’s Fees and Expenses; Indemnification    32
SECTION 5.07.Collateral Agent Appointed Attorney-in-Fact    32
SECTION 5.08.Governing Law    33
SECTION 5.09.Waivers; Amendment    33
SECTION 5.10.WAIVER OF JURY TRIAL    34
SECTION 5.11.Severability    34
SECTION 5.12.Counterparts    35
SECTION 5.13.Headings    35
SECTION 5.14.Jurisdiction; Consent to Service of Process    35
SECTION 5.15.Termination or Release    36
SECTION 5.16.Additional Subsidiaries    37
SECTION 5.17.General Authority of the Collateral Agent    37
SECTION 5.18.Subject to Intercreditor Agreements; Conflicts    38
SECTION 5.19.Other First Lien Obligations    38
SECTION 5.20.Person Serving as Collateral Agent    39

Schedules

Schedule I    Subsidiary Loan Parties
Schedule II    Pledged Stock; Pledged Debt
Schedule III    Intellectual Property
Schedule IV    Commercial Tort Claims

Exhibits

Exhibit I    Form of Supplement to the Collateral Agreement (First Lien)
Exhibit II    Form of Notice of Grant of Security Interest in Intellectual Property
Exhibit III    Form of Other First Lien Secured Party Consent

COLLATERAL AGREEMENT (FIRST LIEN) dated and effective as of August 30, 2019, (this “Agreement”), is among CEC ENTERTAINMENT, INC. (together with its successors and assigns, the “Borrower”), each Subsidiary of the Borrower party hereto and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as collateral agent for the Secured Parties referred to herein (together with its successors and assigns in such capacity, the “Collateral Agent”).
PRELIMINARY STATEMENT
Reference is made to the First Lien Credit Agreement, dated as of August 30, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Queso Holdings Inc. (together with its successors and assigns, “Holdings”), the Lenders party thereto from time to time, Credit Suisse AG, Cayman Islands Branch, as administrative agent (together with its successors and assigns in such capacity, the “Credit Agreement Agent”) and as collateral agent, and the other parties party thereto.
The Lenders and the Issuing Banks have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders and the Issuing Banks to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Subsidiary Loan Parties, as affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement. The Subsidiary Loan Parties are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit under the Credit Agreement. Therefore, to induce the Lenders and the Issuing Banks to make their respective extensions of credit and to induce the holders of any Other First Lien Obligations to make extensions of credit under the applicable Other First Lien Agreements, as applicable, the parties hereto agree as follows:
ARTICLE I

Definitions
SECTION 1.01.    Credit Agreement. (%3) Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned thereto in the Credit Agreement. All terms defined in the New York UCC (as defined herein) and not defined in this Agreement or the Credit Agreement have the meanings specified therein. The term “instrument” shall have the meaning specified in Article 9 of the New York UCC.
(a)    The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement.
SECTION 1.02.    Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“Account Debtor” means any person who is or who may become obligated to any Pledgor under, with respect to or on account of an Account, Chattel Paper or General Intangibles.
“Agreement” has the meaning assigned to such term in the introductory paragraph of this agreement, as amended, restated, supplemented or otherwise modified from time to time.
“Article 9 Collateral” has the meaning assigned to such term in Section 3.01.
“Authorized Representative” means (a) the Credit Agreement Agent with respect to Credit Agreement Secured Obligations and (b) with respect to any Series of Other First Lien Obligations, the duly authorized representative of the Other First Lien Secured Parties of such Series designated as “Authorized Representative” for such Other First Lien Secured Parties in the Other First Lien Agreement for such Series (or, in the absence of such designation, the administrative agent or trustee appointed for such Series under such Other First Lien Agreement).
“Borrower” has the meaning assigned to such term in the introductory paragraph of this Agreement.
“Collateral” means Article 9 Collateral and Pledged Collateral. For the avoidance of doubt, the term Collateral does not include any Excluded Property or Excluded Securities.
“Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement.
“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any Pledgor under any Copyright now or hereafter owned by any third party, and all rights of any Pledgor under any such agreement (including any such rights that such Pledgor has the right to license).
“Copyrights” means all of the following: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise; (b) all registrations and applications for registration of any such Copyright in the United States or any other country, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office and the right to obtain all renewals thereof, including those listed on Schedule III; (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing; and (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.
“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.
“Credit Agreement Agent” has the meaning assigned to such term in the preliminary statement of this Agreement.
“Credit Agreement Documents” means (a) the “Loan Documents” as defined in the Credit Agreement and (b) any other related documents or instruments executed and delivered pursuant to the documents referred to in the foregoing clause (a), in each case, as such documents or instruments may be amended, restated, supplemented or otherwise modified from time to time.
“Credit Agreement Secured Obligations” means the “Obligations” as defined in the Credit Agreement.
“Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Credit Agreement.
“Equity Interests” of any person means any and all shares, interests, rights to purchase or otherwise acquire, warrants, options, participations or other equivalents of or interests in (however designated) equity or ownership of such person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing.
“Event of Default” means an “Event of Default” under and as defined in the Credit Agreement or any Other First Lien Agreement.
“Excluded Property” has the meaning set forth in the Credit Agreement; provided that with respect to any Series of Other First Lien Obligations, the term “Excluded Property” includes any Specified Excluded Collateral with respect to such Series of Other First Lien Obligations.
“Excluded Securities” has the meaning set forth in the Credit Agreement; provided that with respect to any Series of Other First Lien Obligations, the term “Excluded Securities” includes any Equity Interests constituting Specified Excluded Collateral with respect to such Series of Other First Lien Obligations.
“Federal Securities Laws” has the meaning assigned to such term in Section 4.03.
“First Lien/First Lien Intercreditor Agreement” means a “Permitted Pari Passu Intercreditor Agreement” as defined in the Credit Agreement.
“General Intangibles” means all “general intangibles” as defined in the New York UCC, including all choses in action and causes of action and all other intangible personal property of any Pledgor of every kind and nature (other than Accounts) now owned or hereafter acquired by any Pledgor, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, swap agreements and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any guarantee, claim, security interest or other security held by or granted to any Pledgor to secure payment by an Account Debtor of any of the Accounts.
“Governmental Authority” means any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body.
“Holdings” has the meaning assigned to such term in the preliminary statement of this Agreement.
“Intellectual Property” means all intellectual property of every kind and nature of any Pledgor, whether now owned or hereafter acquired by any Pledgor, including, inventions, designs, Patents, Copyrights, Trademarks, Patent Licenses, Copyright Licenses, Trademark Licenses, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other data or information and all related documentation.
“Intellectual Property Collateral” has the meaning assigned to such term in Section 3.02.
“Intercreditor Agreements” means a First Lien/First Lien Intercreditor Agreement (upon and during the effectiveness thereof), a “Permitted Junior Intercreditor Agreement” as defined in the Credit Agreement (upon and during the effectiveness thereof), and any other intercreditor agreement (upon and during the effectiveness thereof) entered into in compliance with the Credit Agreement Documents and any Other First Lien Agreement.
“IP Agreements” means all material Copyright Licenses, Patent Licenses and Trademark Licenses, including, without limitation, the agreements set forth on Schedule III hereto.
“Material Adverse Effect” means a material adverse effect on the business, property, operations or financial condition of the Borrower and its Subsidiaries, taken as a whole, or the validity or enforceability of any of the Credit Agreement Documents or Other First Lien Agreements or the rights and remedies of the Secured Parties thereunder.
“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.
“Notices of Grant of Security Interest in Intellectual Property” means the notices of grant of security interest substantially in the form attached hereto as Exhibit II or such other form as shall be reasonably acceptable to the Collateral Agent.
“Other First Lien Agreement” means any credit agreement (other than the Credit Agreement), indenture or other agreement, document or instrument pursuant to which any Pledgor has or will incur Other First Lien Obligations; provided that, in each case, the indebtedness thereunder has been designated as Other First Lien Obligations pursuant to and in accordance with Section 5.19.
“Other First Lien Obligations” means (a) the due and punctual payment by any Pledgor of (i) the unpaid principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable as a claim in such proceeding) on indebtedness under any Other First Lien Agreement, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations of such Pledgor to any Secured Party under any Other First Lien Agreement, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable as a claim in such proceeding), (b) the due and punctual performance of all other obligations of such Pledgor under or pursuant to any Other First Lien Agreement, and (c) the due and punctual payment and performance of all the obligations of each other Pledgor under or pursuant to any Other First Lien Agreement. Notwithstanding the foregoing, for all purposes of the Credit Agreement Documents and any Other First Lien Agreements, any Guarantee of, or grant of a Lien to secure, any obligations in respect of a Hedging Agreement by a Pledgor shall not include any Excluded Swap Obligations.
“Other First Lien Secured Parties” means, collectively, the holders of Other First Lien Obligations and any Authorized Representative with respect thereto.
“Other First Lien Secured Party Consent” means a consent substantially in the form of Exhibit III to this Agreement (or such other form as shall be reasonably acceptable to the Collateral Agent) executed by the Authorized Representative of any holders of Other First Lien Obligations pursuant to Section 5.19.
“Patent License” means any written agreement, now or hereafter in effect, granting to any Pledgor any right to make, use or sell any invention covered by a Patent, now or hereafter owned by any third party (including any such rights that such Pledgor has the right to license).
“Patents” means all of the following: (a) all letters patent of the United States or the equivalent thereof in any other country or jurisdiction, including those listed on Schedule III, and all applications for letters patent of the United States or the equivalent thereof in any other country or jurisdiction, including those listed on Schedule III, (b) all provisionals, reissues, extensions, continuations, divisions, continuations-in-part, reexaminations or revisions thereof, and the inventions disclosed or claimed therein, including the right to make, use, import and/or sell the inventions disclosed or claimed therein, (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.
“Perfection Certificate” means the Perfection Certificate with respect to the Borrower and the other Pledgors delivered to the Collateral Agent as of the Closing Date.
“Permitted Liens” means Liens that are not prohibited by the Credit Agreement or any Other First Lien Agreement.
“Pledged Collateral” has the meaning assigned to such term in Section 2.01.
“Pledged Debt” has the meaning assigned to such term in Section 2.01.
“Pledged Securities” means any promissory notes, stock certificates or other certificated securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.
“Pledged Stock” has the meaning assigned to such term in Section 2.01.
“Pledgor” means (i) with respect to the Credit Agreement Secured Obligations, the Borrower and each Subsidiary Loan Party; and (ii) with respect to any Series of Other First Lien Obligations, the Borrower and each Subsidiary Loan Party, excluding any of the foregoing if such Person or Persons are not intended to provide collateral with respect to such Series pursuant to the terms of the Other First Lien Agreement governing such Series.
“Prior Collateral Agent” has the meaning assigned to such term in Section 5.20.
“Proceeds” means “Proceeds” as defined in Article 9 of the New York UCC and, in any event, also includes all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or other realization upon, any Collateral, including all claims of the relevant Pledgor against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, and any condemnation or requisition payments with respect to any Collateral.
“Regulation S-X Excluded Collateral” has the meaning assigned to such term in Section 2.01.
“Rule 3-10” has the meaning assigned to such term in Section 2.01.
“Rule 3-16” has the meaning assigned to such term in Section 2.01.
“SEC” has the meaning assigned to such term in Section 2.01.
“Secured Obligations” means, collectively, the Credit Agreement Secured Obligations and any Other First Lien Obligations, or any of the foregoing. Notwithstanding the foregoing, for all purposes of the Credit Agreement Documents and any Other First Lien Agreements, any Guarantee of, or grant of a Lien to secure, any obligations in respect of a Hedging Agreement by a Pledgor shall not include any Excluded Swap Obligations.
“Secured Parties” means the persons holding any Secured Obligations and in any event including (i) all Credit Agreement Secured Parties and (ii) all Other First Lien Secured Parties.
“Security Documents” has the meaning assigned to such term in the Credit Agreement and any analogous term in any Other First Lien Agreement (but, with respect to the Secured Obligations of any Series, the term Security Documents shall not include any document which by its terms is solely for the benefit of the holders of one or more other Series of Secured Obligations and not such Series of Secured Obligations).
“Security Interest” has the meaning assigned to such term in Section 3.01.
“Series” means (a) with respect to any Secured Parties, each of (i) the Credit Agreement Secured Parties (in their capacities as such) and (ii) each group of Other First Lien Secured Parties that become subject to this Agreement and a First Lien/First Lien Intercreditor Agreement after the date hereof, which are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Other First Lien Secured Parties), each of which shall constitute a separate Series of Secured Parties for purposes of this Agreement and (b) with respect to any Secured Obligations, each of (i) the Credit Agreement Secured Obligations and (ii) each group of Other First Lien Obligations incurred pursuant to any Other First Lien Agreement, which are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Other First Lien Obligations), each of which shall constitute a separate Series of Secured Obligations for purposes of this Agreement.
“Specified Excluded Collateral” means, solely with respect to any Series of Other First Lien Obligations, any asset (in addition to those specified in clause (A) of the definition of “Excluded Property”) that is not intended to be collateral with respect to such Series pursuant to the terms of the Other First Lien Agreement governing such Series (including the Regulation S-X Excluded Collateral to the extent applicable to such Series in accordance with the last paragraph of Section 2.01).
“Subsidiary Loan Party” means any Subsidiary set forth on Schedule I and any Subsidiary that becomes a party hereto pursuant to Section 5.16 (other than, with respect to any Series of Other First Lien Obligations, any Subsidiary excluded pursuant to clause (ii) of the definition of Pledgor with respect to such Series of Other First Lien Obligations).
“Successor Collateral Agent” has the meaning assigned to such term in Section 5.20.
“Termination Date” means the “Termination Date” as defined in the Credit Agreement.
“Trademark License” means any written agreement, now or hereafter in effect, granting to any Pledgor any right to use any Trademark now or hereafter owned by any third party (including any such rights that such Pledgor has the right to license).
“Trademarks” means all of the following: (a) all trademarks, service marks, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all renewals thereof, including those listed on Schedule III, (b) all goodwill associated with or symbolized by the foregoing, (c) all claims for, and rights to sue for, past or future infringements, dilutions or other violations of any of the foregoing and (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement, dilutions or other violations thereof.
“ULC” has the meaning assigned to such term in Section 2.07.
“ULC Interests” has the meaning assigned to such term in Section 2.07.
ARTICLE II

Pledge of Securities
SECTION 2.01.    Pledge. As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Pledgor hereby pledges to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in all of such Pledgor’s right, title and interest in, to and under:
(a)    the Equity Interests directly owned by it (including those listed on Schedule II) and any other Equity Interests obtained in the future by such Pledgor and any certificates representing all such Equity Interests (the “Pledged Stock”); provided that the Pledged Stock shall not include any Excluded Securities or Excluded Property;
(b)    (i) the debt obligations listed opposite the name of such Pledgor on Schedule II, (ii) any debt obligations in the future issued to such Pledgor having, in the case of each instance of debt obligations, an aggregate principal amount in excess of $10,000,000, and (iii) the certificates, promissory notes and any other instruments, if any, evidencing such debt obligations (the property described in clauses (b)(i), (ii) and (iii) above, the “Pledged Debt”); provided that the Pledged Debt shall not include any Excluded Securities or Excluded Property;
(c)    subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of the Pledged Stock and the Pledged Debt;
(d)    subject to Section 2.06, all rights and privileges of such Pledgor with respect to the Pledged Stock, Pledged Debt and other property referred to in clause (c) above; and
(e)    all Proceeds of any of the foregoing (the Pledged Stock, Pledged Debt and other property referred to in this clause (e) and in clauses (c) through (d) above being collectively referred to as the “Pledged Collateral”); provided that the Pledged Collateral shall not include any Excluded Property.
TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.
Notwithstanding anything else contained in this Agreement, to the extent this paragraph is expressly made applicable with respect to any Series of Other First Lien Obligations pursuant to the terms of any Other First Lien Agreement, with respect to such Series of Other First Lien Obligations, in the event that Rule 3-10 (“Rule 3-10”) or Rule 3-16 (“Rule 3-16”) of Regulation S-X under the Securities Act of 1933, as amended, as amended, modified or interpreted by the Securities Exchange Commission (“SEC”), would require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other Governmental Authority) of separate financial statements of the Borrower or any Subsidiary of the Borrower due to the fact that such Person’s Equity Interests secure any Series of Other First Lien Obligations affected thereby, then the Equity Interests of such Person (the “Regulation S-X Excluded Collateral”) will automatically be deemed not to be part of the Collateral securing the relevant Series of Other First Lien Obligations affected thereby, as applicable, but only to the extent necessary to not be subject to such requirement and only for so long as required to not be subject to such requirement. In such event, this Agreement may be amended or modified, without the consent of any Secured Party, to the extent necessary to release the Lien on the Regulation S-X Excluded Collateral in favor of the Collateral Agent with respect only to the relevant Series of Other First Lien Obligations. In the event that Rule 3-10 or Rule 3-16 is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) any Regulation S-X Excluded Collateral to secure the relevant Series of Other First Lien Obligations in excess of the amount then pledged without the filing with the SEC (or any other Governmental Authority) of separate financial statements of such Person, then the Equity Interests of such Person will automatically be deemed to be a part of the Collateral for the relevant Series of Other First Lien Obligations. For the avoidance of doubt and notwithstanding anything to the contrary in this Agreement, nothing in this paragraph shall limit the pledge of such Equity Interests and other securities from securing the Secured Obligations (other than the relevant Series of Other First Lien Obligations) at all relevant times or from securing any Series of Other First Lien Obligations that are not in respect of securities subject to regulation by the SEC. To the extent any Proceeds of any collection or sale of Equity Interests deemed by this paragraph to no longer constitute part of the Collateral for the relevant Series of Other First Lien Obligations are to be applied by the Collateral Agent in accordance with Section 4.02 hereof, such Proceeds shall, notwithstanding the terms of Section 4.02 and any applicable First Lien/First Lien Intercreditor Agreement (upon and during the effectiveness thereof), not be applied to the payment of such Series of Other First Lien Obligations.
SECTION 2.02.    Delivery of the Pledged Collateral. (%3)  Each Pledgor agrees promptly to deliver or cause to be delivered to the Collateral Agent, for the benefit of the Secured Parties, any and all Pledged Securities to the extent such Pledged Securities are either (i) Equity Interests in Subsidiaries or (ii) in the case of promissory notes or other instruments evidencing Indebtedness, are required to be delivered pursuant to paragraph (b) of this Section 2.02.
(a)    To the extent any Indebtedness for borrowed money constituting Pledged Collateral (other than (i) intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of Holdings, the Borrower and its Subsidiaries and (ii) to the extent that a pledge of such promissory note or instrument would violate applicable law) owed to any Pledgor is evidenced by a promissory note in an amount in excess of $10,000,000, such Pledgor shall promptly cause such promissory note to be pledged and delivered to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the terms hereof. To the extent any such promissory note is a demand note, each Pledgor party thereto agrees, if requested by the Collateral Agent, to immediately demand payment thereunder upon an Event of Default specified under Section 7.01(b), (c), (h) or (i) of the Credit Agreement or any equivalent provision under any Other First Lien Agreement, unless such demand would not be commercially reasonable or would otherwise expose such Pledgor to liability to the maker.
(b)    Upon delivery to the Collateral Agent, (i) any Pledged Securities required to be delivered pursuant to the foregoing paragraphs (a) and (b) of this Section 2.02 shall be accompanied by stock powers or note powers, as applicable, duly executed in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent, and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral delivered pursuant to the terms of this Agreement shall be accompanied to the extent necessary to perfect the security interest in or allow realization on the Pledged Collateral by proper instruments of assignment duly executed by the applicable Pledgor and such other instruments or documents (including issuer acknowledgments in respect of uncertificated securities) as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule II (or a supplement to Schedule II, as applicable) and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.
SECTION 2.03.    Representations, Warranties and Covenants. The Pledgors, jointly and severally, represent, warrant and covenant to and with the Collateral Agent, for the benefit of the Secured Parties, that:
(a)    Schedule II correctly sets forth (and, with respect to any Pledged Stock issued by an issuer that is not a subsidiary of the Borrower, correctly sets forth, to the knowledge of the relevant Pledgor), as of the Closing Date, the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Stock and includes (i) all Equity Interests pledged hereunder and (ii) all debt obligations and promissory notes or instruments evidencing Indebtedness, in each case under this clause (ii) pledged hereunder and in an aggregate principal amount in excess of $10,000,000;
(b)    the Pledged Stock and Pledged Debt (and, with respect to any Pledged Stock or Pledged Debt issued by an issuer that is not a subsidiary of the Borrower, to the knowledge of the relevant Pledgor), as of the Closing Date, (x) have been duly and validly authorized and issued by the issuers thereof and (y) (i) in the case of Pledged Stock, are fully paid and, with respect to Equity Interests constituting capital stock of a corporation, nonassessable (subject to the assessability of the shares of a ULC) and (ii) in the case of Pledged Debt, are legal, valid and binding obligations of the issuers thereof, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding at law or in equity) and an implied covenant of good faith and fair dealing;
(c)    except for the security interests granted hereunder (or otherwise not prohibited by the Credit Agreement Documents or any Other First Lien Agreement), each Pledgor (i) is and, subject to any transfers made not in violation of the Credit Agreement or any Other First Lien Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II (as may be supplemented from time to time pursuant to Section 2.02(c)) as owned by such Pledgor, (ii) holds the same free and clear of all Liens, other than Permitted Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than pursuant to a transaction not prohibited by the Credit Agreement or any Other First Lien Agreement and other than Permitted Liens and (iv) subject to the rights of such Pledgor under the Credit Agreement Documents and any Other First Lien Agreement to Dispose of Pledged Collateral, will use commercially reasonable efforts to defend its title or interest thereto or therein against any and all Liens (other than Permitted Liens), however arising, of all persons;
(d)    other than as set forth in the Credit Agreement or any Other First Lien Agreement, and except for restrictions and limitations imposed by the Credit Agreement Documents, any Other First Lien Agreements or securities laws generally or otherwise not prohibited by the Credit Agreement or any Other First Lien Agreement (or, in the case of shares of a ULC, any requirement that transfers of such shares be approved by the directors of the ULC), the Pledged Stock (other than partnership interests) is and will continue to be freely transferable and assignable, and none of the Pledged Stock is or will be subject to any option, right of first refusal, shareholders agreement, charter, by-law, memorandum of association or articles of association provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Stock hereunder, the Disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder other than under applicable Requirements of Law;
(e)    each Pledgor has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;
(f)    other than as set forth in the Credit Agreement, as of the Closing Date, no consent or approval of any Governmental Authority, any securities exchange or any other person was or is necessary to the validity of the pledge effected hereby (or the transfer of the Pledged Securities upon a foreclosure thereof (other than compliance with any securities law applicable to the transfer of securities, or, in the case of shares of a ULC, any requirement that transfers of such shares be approved by the directors of the ULC), in each case other than such as have been obtained and are in full force and effect;
(g)    by virtue of the execution and delivery by the Pledgors of this Agreement, when any Pledged Securities (including Pledged Stock of any Domestic Subsidiary) are delivered to the Collateral Agent, for the benefit of the Secured Parties, in accordance with this Agreement and a financing statement naming the Collateral Agent as the secured party and covering the Pledged Collateral to which such Pledged Securities relate is filed in the appropriate filing office, the Collateral Agent will obtain, for the benefit of the Secured Parties, a legal, valid and perfected lien upon and security interest in such Pledged Collateral under the New York UCC (or in the case of uncertificated Pledged Collateral, the applicable Uniform Commercial Code), subject only to Permitted Liens, as security for the payment and performance of the Secured Obligations, to the extent such perfection is governed by the New York UCC (or in the case of uncertificated Pledged Collateral, the applicable Uniform Commercial Code); and
(h)    each Pledgor that is an issuer of the Pledged Collateral hereunder confirms that it has received notice of the security interest granted hereunder and consents to such security interest and, subject to the terms of any applicable Intercreditor Agreement, agrees to transfer record ownership of the securities issued by it in connection with any request by the Collateral Agent if an Event of Default has occurred and is continuing.
SECTION 2.04.    Certification of Limited Liability Company and Limited Partnership Interests.
(a)    As of the Closing Date, except as set forth on Schedule II, the Equity Interests in limited liability companies that are pledged by the Pledgors hereunder and do not have a certificate number listed on Schedule II (and, with respect to any Pledged Stock issued by an issuer that is not a subsidiary of the Borrower, to the relevant Pledgor’s knowledge) do not constitute a security under Section 8-103 of the New York UCC or the corresponding code or statute of any other applicable jurisdiction.
(b)    The Pledgors shall at no time elect to treat any interest in any limited liability company or limited partnership Controlled by a Pledgor and pledged hereunder as a “security” within the meaning of Article 8 of the New York UCC or issue any certificate representing such interest, unless promptly thereafter (and in any event within 30 days or such longer period as the Collateral Agent may permit in its reasonable discretion) the applicable Pledgor provides notification to the Collateral Agent of such election and delivers, as applicable, any such certificate to the Collateral Agent pursuant to the terms hereof.
SECTION 2.05.    Registration in Nominee Name; Denominations. The Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities (other than Pledged Securities that are ULC Interests) in the name of the applicable Pledgor, endorsed or assigned in blank or in favor of the Collateral Agent or, if an Event of Default shall have occurred and be continuing, in its own name as pledgee or the name of its nominee (as pledgee or as sub-agent). During the continuance of any Event of Default, each Pledgor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Pledgor. If an Event of Default shall have occurred and be continuing, the Collateral Agent shall have the right to exchange the certificates representing Pledged Securities (other than Pledged Securities that are ULC Interests) held by it for certificates of smaller or larger denominations for any purpose consistent with this Agreement. With respect to Pledged Securities that are ULC Interests, at any time at which an Event of Default has occurred and is continuing, the Collateral Agent shall have the right to require the Pledgors to cause the ULC Interests to be transferred and registered as the Collateral Agent may direct and each applicable Pledgor covenants that, at the time of any such transfer, it will provide all required consents and approvals. Each Pledgor shall use its commercially reasonable efforts to cause any Subsidiary that is not a party to this Agreement to comply with a request by the Collateral Agent, pursuant to this Section 2.05, to exchange certificates representing Pledged Securities of such Subsidiary for certificates of smaller or larger denominations.
SECTION 2.06.    Voting Rights; Dividends and Interest, Etc.

(%3) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given written notice to the relevant Pledgors of the Collateral Agent’s intention to exercise its rights hereunder:
(i)    Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose not prohibited by the terms of this Agreement, the Credit Agreement Documents or any Other First Lien Agreement; provided that, except as not prohibited by the Credit Agreement or any Other First Lien Agreement, such rights and powers shall not be exercised in any manner that could be reasonably likely to materially and adversely affect the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Agreement, any Credit Agreement Document or any Other First Lien Agreement or the ability of the Secured Parties to exercise the same.
(ii)    The Collateral Agent shall promptly execute and deliver to each Pledgor, or cause to be executed and delivered to such Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.
(iii)    Each Pledgor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are not prohibited by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement Documents, any Other First Lien Agreement and applicable laws; provided that (A) any non-cash dividends, interest, principal or other distributions, payments or other consideration in respect thereof, including any rights to receive the same to the extent not so distributed or paid, that would constitute Pledged Securities to the extent such Pledgor has the rights to receive such Pledged Securities if they were declared, distributed and paid on the date of this Agreement, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities, received in exchange for Pledged Securities or any part thereof, or in redemption thereof, as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise or (B) any non-cash dividends and other distributions paid or payable in respect of any Pledged Securities that would constitute Pledged Securities to the extent such Pledgor has the rights to receive such Pledged Securities if they were declared, distributed and paid on the date of this Agreement, in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid in surplus, shall be and become part of the Pledged Collateral, and, if received by any Pledgor, shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent, for the benefit of the Secured Parties, and shall be promptly delivered to the Collateral Agent, for the benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Collateral Agent).
(b)    Upon the occurrence and during the continuance of an Event of Default and after written notice by the Collateral Agent to the relevant Pledgors of the Collateral Agent’s intention to exercise its rights hereunder, all rights of any Pledgor to receive dividends, interest, principal or other distributions with respect to Pledged Securities that are not ULC Interests that such Pledgor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.06 shall cease, and all such rights shall thereupon become vested, for the benefit of the Secured Parties, in the Collateral Agent which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions; provided that the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to receive and retain such amounts; provided, further, that, notwithstanding the occurrence of an Event of Default, any Pledgor may continue to exercise dividend and distribution rights solely to the extent permitted under subclause (i), subclause (iii) and subclause (v) of Section 6.06(b) of the Credit Agreement. All dividends, interest, principal or other distributions received by any Pledgor contrary to the provisions of this Section 2.06 shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent, for the benefit of the Secured Parties, and shall be forthwith delivered to the Collateral Agent, for the benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Collateral Agent). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02. After all Events of Default have been cured or waived and the Borrower has delivered to the Collateral Agent a certificate to that effect, the Collateral Agent shall promptly repay to each Pledgor (without interest) all dividends, interest, principal or other distributions that such Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.06 and that remain in such account. With respect to Pledged Securities that are ULC Interests, all rights of any Pledgor to receive dividends, interest, principal or other distributions that such Pledgor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.06 shall continue and not become vested or held in trust for or on behalf of the Collateral Agent.
(c)    Upon the occurrence and during the continuance of an Event of Default and after written notice by the Collateral Agent to the Borrower of the Collateral Agent’s intention to exercise its rights hereunder, all rights of any Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06 with respect to Pledged Securities that are not ULC Interests, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.06, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, for the benefit of the Secured Parties, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to exercise such rights. After all Events of Default have been cured or waived and the Borrower has delivered to the Collateral Agent a certificate to that effect, each Pledgor shall have the right to exercise the voting and/or consensual rights and powers that such Pledgor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above and the obligations of the Collateral Agent under paragraph (a)(ii) shall be in effect. With respect to Pledged Securities that are ULC Interests, all rights of any Pledgor to exercise the voting and/or other consensual rights and powers that such Pledgor is authorized to exercise pursuant to paragraph (a)(i) of this Section 2.06 shall continue and all such rights shall not become vested in the Collateral Agent or the Collateral Agent for the benefit of the Secured Parties.
SECTION 2.07.    Unlimited Liability Corporations. Notwithstanding the grant of security interest made by a Pledgor in favor of the Collateral Agent, its successor and assigns, for the benefit of the Secured Parties, of all of its Pledged Securities, any Pledgor that controls any interest (for the purposes of this Article II, “ULC Interests”) in any unlimited liability corporation (for the purposes of this Article II, a “ULC”) pledged hereunder shall remain registered as the sole registered and beneficial owner of such ULC Interests and will remain as registered and beneficial owner until such time as such ULC Interests are effectively transferred into the name of the Collateral Agent or any other person on the books and records of such ULC. Nothing in this Agreement is intended to or shall constitute the Collateral Agent or any person as a shareholder of any ULC until such time as notice is given to such ULC and further steps are taken thereunder so as to register the Collateral Agent or any other person as the holder of the ULC Interests of such ULC. To the extent any provision hereof would have the effect of constituting the Collateral Agent or any other person as a shareholder of a ULC prior to such time, such provision shall be severed therefrom and ineffective with respect to the ULC Interests of such ULC without otherwise invalidating or rendering unenforceable this Agreement or invalidating or rendering unenforceable such provision insofar as it relates to Pledged Stock which are not ULC Interests. Except upon the exercise of rights to sell or otherwise dispose of ULC Interests following the occurrence and during the continuance of an Event of Default hereunder, no Pledgor shall cause or permit, or enable any ULC in which it holds ULC Interests to cause or permit, the Collateral Agent to: (a) be registered as shareholders of such ULC; (b) have any notation entered in its favor in the share register of such ULC; (c) be held out as a shareholder of such ULC; (d) receive, directly or indirectly, any dividends, property or other distributions from such ULC by reason of the Collateral Agent holding a security interest in such ULC; or (e) act as a shareholder of such ULC, or exercise any rights of a shareholder of such ULC including the right to attend a meeting of, or to vote the shares of, such ULC.
ARTICLE III

Security Interests in Other Personal Property
SECTION 3.01.    Security Interest. (%3)  As security for the payment or performance when due (whether at the stated maturity, by acceleration or otherwise), as the case may be, in full of the Secured Obligations, each Pledgor hereby assigns and pledges to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Pledgor or in which such Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):
(i)    all Accounts;
(ii)    all Chattel Paper;
(iii)    all cash and Deposit Accounts;
(iv)    all Documents;
(v)    all Equipment;
(vi)    all Fixtures;
(vii)    all General Intangibles;
(viii)    all Instruments (other than the Pledged Collateral, which are governed by Article II);
(ix)    all Inventory and all other Goods not otherwise described above;
(x)    all Investment Property (other than the Pledged Collateral, which are governed by Article II);
(xi)    all Letter of Credit Rights;
(xii)    all Commercial Tort Claims individually in excess of $10,000,000, as described on Schedule IV (as may be supplemented from time to time pursuant to Section 3.04);
(xiii)    all books and records pertaining to the Article 9 Collateral; and
(xiv)    to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing.
Notwithstanding anything to the contrary in this Agreement, the other Credit Agreement Documents or any Other First Lien Agreement, this Agreement shall not constitute a grant of a security interest in (and the Article 9 Collateral shall not include), and the other provisions of the Credit Agreement Documents and any Other First Lien Agreement with respect to Collateral need not be satisfied with respect to, the Excluded Property.
(b)    Each Pledgor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Collateral or any part thereof and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (i) if required, whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor, (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Collateral relates and (iii) a description of collateral that describes such property in any other manner as the Collateral Agent may reasonably determine is necessary or advisable to ensure the perfection of the security interest in the Collateral granted under this Agreement, including describing such property as “all assets” or “all personal property” or words of similar effect. Each Pledgor agrees to provide such information to the Collateral Agent promptly upon request.
The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office the Notice of Grant of Security Interest in Intellectual Property substantially in the form attached hereto as Exhibit II and such other documents as may be reasonably necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Pledgor in such Pledgor’s Patents, Trademarks, Copyrights and exclusive Copyright Licenses to any Pledgor under any United States registered Copyright, without the signature of such Pledgor, and naming such Pledgor or the Pledgors as debtors and the Collateral Agent as secured party. Notwithstanding anything to the contrary herein, no Pledgor shall be required to take any action under the laws of any jurisdiction other than the United States of America (or any political subdivision thereof) and its territories and possessions for the purpose of perfecting the Security Interest in any Article 9 Collateral of such Pledgor constituting Patents, Trademarks, Copyrights, exclusive Copyright Licenses to any Pledgor under any United States registered Copyright or any other assets.
(c)    The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Pledgor with respect to or arising out of the Article 9 Collateral.
(d)    Notwithstanding anything to the contrary in this Agreement, none of the Pledgors shall be required to enter into any control agreements or control, lockbox or similar arrangements with respect to any Deposit Accounts, Securities Accounts, Commodities Accounts or any other assets (other than the delivery of Pledged Securities to the Collateral Agent to the extent required by Article II).
SECTION 3.02.    Representations and Warranties. The Pledgors jointly and severally represent and warrant to the Collateral Agent, for the benefit of the Secured Parties, that:
(a)    Each Pledgor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder, except where the failure to have such rights and title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and has full power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person as of the Closing Date other than any consent or approval that has been obtained and is in full force and effect or has otherwise been disclosed herein or in the Credit Agreement, any Other First Lien Agreement or any offering circular related thereto.
(b)    The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Pledgor, is correct and complete, in all material respects, as of the Closing Date. Except as provided in Section 5.10 of the Credit Agreement, the Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations containing a description of the Article 9 Collateral that have been prepared for filing in each governmental, municipal or other office specified in the Perfection Certificate constitute all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, United States registered Trademarks, United States registered Copyrights and exclusive Copyright Licenses to any Pledgor under any United States registered Copyright) that are necessary as of the Closing Date to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof), and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements or amendments. Except as provided in Section 5.10 of the Credit Agreement, each Pledgor represents and warrants that the Notices of Grant of Security Interest in Intellectual Property executed by the applicable Pledgors containing descriptions of all Article 9 Collateral that consists of material United States federally issued Patents (and Patents for which United States federal registration applications are pending), material United States federally registered Trademarks (and Trademarks for which United States federal registration applications are pending), material United States federally registered Copyrights (and Copyrights for which United States federal registration applications are pending) and exclusive Copyright Licenses to any Pledgor under any United States federally registered Copyright have been delivered to the Collateral Agent for recording with the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, and reasonably requested by the Collateral Agent, to protect the validity of and to establish a legal, valid and perfected security interest (or, in the case of Patents and Trademarks, notice thereof) in favor of the Collateral Agent, for the benefit of the Secured Parties, in respect of all Article 9 Collateral consisting of such Intellectual Property as of the Closing Date in which a security interest may be perfected by recording with the United States Patent and Trademark Office and the United States Copyright Office, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of material United States federally issued, registered or pending Patents, Trademarks, Copyrights and exclusive Copyright Licenses to any Pledgor under any United States federally registered Copyright acquired or developed after the Closing Date).
(c)    The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Secured Obligations, as applicable, (ii) subject to the filings described in Section 3.02(b), as of the Closing Date a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of the Notices of Grant of Security Interest in Intellectual Property with the United States Patent and Trademark Office and the United States Copyright Office, as applicable. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral other than Permitted Liens.
(d)    The Article 9 Collateral is owned by the Pledgors free and clear of any Lien, other than Permitted Liens. None of the Pledgors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Pledgor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office for the benefit of a third party or (iii) any assignment in which any Pledgor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Liens.
(e)    None of the Pledgors holds any Commercial Tort Claim individually reasonably estimated to exceed $10,000,000 as of the Closing Date except as indicated on Schedule IV.
(f)    As to itself and its Article 9 Collateral consisting of Intellectual Property (the “Intellectual Property Collateral”), to each Pledgor’s knowledge:
(i)    The Intellectual Property Collateral set forth on Schedule III includes a true and complete list of all of the material issued and applied for United States federal Patents, material registered and applied for United States federal Trademarks and material United States federal registered Copyrights owned, and material exclusive Copyright Licenses to any Pledgor under any United States federal registered Copyright held, by such Pledgor as of the Closing Date.
(ii)    The Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable in whole or in part and, to the best of such Pledgor’s knowledge, is valid and enforceable, except as would not reasonably be expected to have a Material Adverse Effect. Such Pledgor is not aware of any current uses of any item of Intellectual Property Collateral that would be expected to lead to such item becoming invalid or unenforceable, except as would not reasonably be expected to have a Material Adverse Effect.
(iii)    Except as would not reasonably be expected to have a Material Adverse Effect, (A) such Pledgor has made or performed all commercially reasonable acts, including without limitation filings, recordings and payment of all required fees and taxes, required to maintain and protect its interest in each and every item of Intellectual Property Collateral in full force and effect in the United States and (B) such Pledgor has used proper statutory notice in connection with its use of each Patent, Trademark and Copyright in the Intellectual Property Collateral.
(iv)    With respect to each IP Agreement, the absence, termination or violation of which would reasonably be expected to have a Material Adverse Effect: (A) such Pledgor has not received any notice of termination or cancellation under such IP Agreement; (B) such Pledgor has not received a notice of a breach or default under such IP Agreement, which breach or default has not been cured or waived; and (C) such Pledgor is not in breach or default thereof in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under such IP Agreement.
(v)    Except as would not reasonably be expected to have a Material Adverse Effect, no Intellectual Property Collateral is subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting the use of any Intellectual Property Collateral or that would impair the validity or enforceability of such Intellectual Property Collateral.
SECTION 3.03.    Covenants. (%3)  Each Pledgor agrees promptly to notify the Collateral Agent in writing of any change (i) in its corporate or organization name, (ii) in its identity or type of organization, (iii) in its organizational identification number or (iv) in its jurisdiction of organization. Each Pledgor agrees not to effect or permit any change referred to in the first sentence of this paragraph (a) unless all filings have been made, or will have been made within the time period required by the Credit Agreement, under the Uniform Commercial Code that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Article 9 Collateral in which a security interest may be perfected by such filing, for the benefit of the Secured Parties.
(a)    Subject to any rights of such Pledgor to Dispose of Collateral provided for in the Credit Agreement Documents and each Other First Lien Agreement, each Pledgor shall, at its own expense, use commercially reasonable efforts to defend title to the Article 9 Collateral against all persons and to defend the Security Interest of the Collateral Agent, for the benefit of the Secured Parties, in the Article 9 Collateral and the priority thereof against any Lien that is not a Permitted Lien.
(b)    Each Pledgor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect, defend and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement and the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith, all in accordance with the terms hereof and the terms of the Credit Agreement.
Without limiting the generality of the foregoing, each Pledgor hereby authorizes the Collateral Agent, with prompt notice thereof to the Pledgors, to supplement this Agreement by supplementing Schedule III or adding additional schedules hereto to specifically identify any asset or item that may constitute an issued or applied for United States federal Patent, registered or applied for United States federal Trademark, registered United States federal Copyright or exclusive Copyright Licenses to any Pledgor under any registered United States federal Copyright; provided that any Pledgor shall have the right, exercisable within 90 days after the Borrower has been notified by the Collateral Agent of the specific identification of such Article 9 Collateral (or such later date as the Collateral Agent may agree), to advise the Collateral Agent in writing of any inaccuracy of the representations and warranties made by such Pledgor hereunder with respect to such Article 9 Collateral. Each Pledgor agrees that it will use its commercially reasonable efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Article 9 Collateral within 45 days after the date it has been notified by the Collateral Agent of the specific identification of such Article 9 Collateral (or such later date as the Collateral Agent may agree).
(c)    After the occurrence of an Event of Default and during the continuance thereof, the Collateral Agent shall have the right to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or Article 9 Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification. The Collateral Agent shall have the right to share any information it gains from such inspection or verification with any Secured Party, subject to Section 9.16 of the Credit Agreement and any equivalent provision of any Other First Lien Agreement.
(d)    The Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not a Permitted Lien, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Pledgor fails to do so as required by the Credit Agreement, this Agreement or any Other First Lien Agreement, and each Pledgor jointly and severally agrees to reimburse the Collateral Agent on demand for any reasonable and documented payment made or any reasonable and documented out-of-pocket expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 3.03(e) shall be interpreted as excusing any Pledgor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Pledgor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Credit Agreement Documents or any Other First Lien Agreement.
(e)    Each Pledgor (rather than the Collateral Agent or any Secured Party) shall remain liable for the observance and performance of all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral and each Pledgor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.
(f)    None of the Pledgors shall make or permit to be made an assignment, pledge or hypothecation of the Article 9 Collateral or shall grant any other Lien in respect of the Article 9 Collateral, except as not prohibited by the Credit Agreement or any Other First Lien Agreement. None of the Pledgors shall make or permit to be made any transfer of the Article 9 Collateral, except as not prohibited by the Credit Agreement, any Other First Lien Agreement or any Intercreditor Agreement.
(g)    Each Pledgor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Pledgor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Pledgor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Pledgor at any time or times shall fail to obtain or maintain any of the policies of insurance required by the Credit Agreement Documents or any Other First Lien Agreement or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Pledgors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent reasonably deems advisable. All sums disbursed by the Collateral Agent in connection with this Section 3.03(h), including reasonable and documented attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Pledgors to the Collateral Agent and shall be additional Secured Obligations secured hereby.
SECTION 3.04.    Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, for the benefit of the Secured Parties, the Security Interest in the Article 9 Collateral, each Pledgor agrees, in each case at such Pledgor’s own expense, to take the following actions with respect to the following Article 9 Collateral:
(a)    Instruments and Tangible Chattel Paper. If any Pledgor shall at any time own or acquire any Instruments (other than debt obligations which are governed by Article II and checks received and processed in the ordinary course of business) or Tangible Chattel Paper evidencing an amount in excess of $10,000,000, such Pledgor shall promptly (and in any event within 45 days of its acquisition or such longer period as the Collateral Agent may permit in its reasonable discretion) notify the Collateral Agent and promptly (and in any event within 5 days following such notice or such longer period as the Collateral Agent may permit in its reasonable discretion) endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.
(b)    Commercial Tort Claims. If any Pledgor shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated to exceed $10,000,000, such Pledgor shall promptly notify the Collateral Agent thereof in a writing signed by such Pledgor, including a summary description of such claim, and deliver to the Collateral Agent in writing a supplement to Schedule IV including such description.
SECTION 3.05.    Covenants Regarding Patent, Trademark and Copyright Collateral. Except as not prohibited by the Credit Agreement or any Other First Lien Agreement:
(a)    Each Pledgor agrees that it will not knowingly do any act or omit to do any act (and will exercise commercially reasonable efforts to prevent its licensees from doing any act or omitting to do any act) whereby any Patent that is material to the normal conduct of such Pledgor’s business may become prematurely invalidated, abandoned, lapsed or dedicated to the public.
(b)    Each Pledgor will, and will use its commercially reasonable efforts to cause its licensees or its sublicensees to, for each material Trademark necessary to the normal conduct of such Pledgor’s business, (i) maintain such Trademark in full force free from any adjudication of abandonment or invalidity for non-use and (ii) maintain the quality of products and services offered under such Trademark in a manner consistent with the operation of such Pledgor’s business.
(c)    Each Pledgor shall notify the Collateral Agent as promptly as practicable if it knows that any United States federally issued or applied for Patent, United States federally registered or applied for Trademark or United States federally registered Copyright material to the normal conduct of such Pledgor’s business may imminently become abandoned, lapsed or dedicated to the public, or of any materially adverse determination or development, excluding non-final office actions in the ordinary course of such Pledgor’s business and similar determinations or developments in the United States Patent and Trademark Office, United States Copyright Office, any court or any similar office of any country, regarding such Pledgor’s ownership of (or, if applicable, exclusive license to) any such material Patent, Trademark or Copyright or its right to register or to maintain the same.
(d)    Each Pledgor, either by itself or through any agent, employee, licensee or designee, shall (i) inform the Collateral Agent on an annual basis of each application for, or registration or issuance of, any Patent or Trademark with the United States Patent and Trademark Office and each registration of any Copyright or exclusive Copyright Licenses to any Pledgor under any registered United States Copyright with the United States Copyright Office filed by or on behalf of, or issued to, or acquired by, any Pledgor during the preceding twelve-month period, and (ii) upon the reasonable request of the Collateral Agent, execute and deliver any and all agreements, instruments, documents and papers necessary or as the Collateral Agent may otherwise reasonably request to evidence the Collateral Agent’s Security Interest in such Patent, Trademark, Copyright or exclusive Copyright License and the perfection thereof, provided that the provisions hereof shall automatically apply to any such Patent, Trademark, Copyright or exclusive Copyright License and any such Patent, Trademark, Copyright or exclusive Copyright License shall automatically constitute Collateral as if such would have constituted Collateral at the time of execution hereof and be subject to the Lien and Security Interest created by this Agreement without further action by any party.
(e)    Each Pledgor shall exercise its reasonable business judgment consistent with its past practice in any proceeding before the United States Patent and Trademark Office or the United States Copyright Office with respect to maintaining and pursuing each application relating to any Patent, Trademark and/or Copyright (and obtaining the relevant grant or registration) material to the normal conduct of such Pledgor’s business and to maintain (i) each United States federally issued Patent that is material to the normal conduct of such Pledgor’s business and (ii) the registrations of each United States federally registered Trademark and each United States federally registered Copyright that is material to the normal conduct of such Pledgor’s business, including, when applicable and necessary in such Pledgor’s reasonable business judgment, timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if any Pledgor believes necessary in its reasonable business judgment, to initiate opposition, interference and cancellation proceedings against third parties.
(f)    In the event that any Pledgor knows or has reason to know that any Article 9 Collateral consisting of a Patent, Trademark, Copyright or exclusive Copyright License material to the normal conduct of its business has been materially infringed, misappropriated or diluted by a third party, such Pledgor shall, as promptly as practicable, notify the Collateral Agent and shall, if such Pledgor deems it necessary in its reasonable business judgment, promptly sue and recover any and all damages, and take such other actions as are reasonably appropriate under the circumstances.
(g)    Upon and during the continuance of an Event of Default, at the reasonable request of the Applicable Agent, each Pledgor shall use commercially reasonable efforts to obtain all requisite consents or approvals from each licensor under each Copyright License, Patent License or Trademark License to effect the assignment of all such Pledgor’s right, title and interest thereunder to (in the Applicable Agent’s sole discretion) the designee of the Applicable Agent or the Applicable Agent; provided, however, that nothing contained in this Section 3.05(g) should be construed as an obligation of any Pledgor to incur any costs or expenses in connection with obtaining such approval.
ARTICLE IV

Remedies
SECTION 4.01.    Remedies Upon Default. In accordance with, and to the extent consistent with, the terms of any applicable Intercreditor Agreement, the Collateral Agent may take any action specified in this Section 4.01. Upon the occurrence and during the continuance of an Event of Default, each Pledgor agrees to deliver each item of Collateral to the Collateral Agent on demand. It is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Pledgors to the Collateral Agent or to license or sublicense (subject to any such licensee’s obligation to maintain the quality of the goods and/or services provided under any Trademark consistent with the quality of such goods and/or services provided by the Pledgors immediately prior to the Event of Default), whether general, special or otherwise, and whether on an exclusive or a nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing or trademark co-existence arrangements to the extent that waivers thereunder cannot be obtained with the use of commercially reasonable efforts, which each Pledgor hereby agrees to use) and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to the applicable Pledgor to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the applicable Uniform Commercial Code or other applicable law or in equity. The Collateral Agent agrees and covenants not to exercise any of the rights or remedies set forth in the preceding sentence unless and until the occurrence and during the continuance of an Event of Default. Without limiting the generality of the foregoing, each Pledgor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, but without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgors, the Borrower, or any other person (all and each of which demands, defenses, advertisements and notices are hereby waived), to forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or to forthwith sell or otherwise Dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized in connection with any sale of a security (if it deems it advisable to do so) pursuant to the foregoing to restrict the prospective bidders or purchasers to persons who represent and agree that they are purchasing such security for their own account, for investment, and not with a view to the distribution or sale thereof. Upon consummation of any such Disposition of Collateral pursuant to this Section 4.01 the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold (other than in violation of any then-existing licensing or trademark co-existence arrangements to the extent that waivers thereunder cannot be obtained with the use of commercially reasonable efforts, which each Pledgor hereby agrees to use). Each such purchaser at any such Disposition shall hold the property sold absolutely, free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that such Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.
To the extent any notice is required by applicable law, the Collateral Agent shall give the applicable Pledgors 10 Business Days’ written notice (which each Pledgor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale, in the case of a private sale, shall state the time after which the sale is to be made and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or the portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In the case of any sale of all or any part of the Collateral made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in the event that any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may be sold again upon notice given in accordance with provisions above. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 4.01, any Secured Party may bid for or purchase for cash, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Pledgor (all such rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and such Secured Party may, upon compliance with the terms of sale, hold, retain and Dispose of such property in accordance with Section 4.02 without further accountability to any Pledgor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Pledgor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.
SECTION 4.02.    Application of Proceeds. The Collateral Agent shall, subject to any applicable Intercreditor Agreement, promptly apply the proceeds, moneys or balances of any collection or sale of Collateral realized through the exercise by the Collateral Agent of its remedies hereunder, as well as any Collateral consisting of cash at any time when remedies are being exercised hereunder, as follows:
FIRST, to the payment of all costs and expenses incurred by the Collateral Agent in connection with such collection or sale or otherwise in connection with any Credit Agreement Document, any Other First Lien Agreement or any of the Secured Obligations secured by such Collateral, including without limitation all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent under any Credit Agreement Document or any Other First Lien Agreement on behalf of any Pledgor, any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Credit Agreement Document or any Other First Lien Agreement, and all other fees, indemnities and other amounts owing or reimbursable to the Collateral Agent under any Credit Agreement Document or any Other First Lien Agreement in its capacity as such;
SECOND, to the payment in full of the Secured Obligations secured by such Collateral (the amounts so applied to be distributed between the Credit Agreement Secured Parties and any Other First Lien Secured Parties pro rata based on the respective amounts of such Secured Obligations owed to them on the date of any such distribution (or in accordance with such other method of distribution as may be set forth in any applicable Intercreditor Agreement), with (x) the portion thereof distributed to the Credit Agreement Secured Parties to be further distributed in accordance with the order of priority set forth in Section 7.02 of the Credit Agreement and (y) the portion thereof distributed to the Secured Parties of any other Series to be further distributed in accordance with the applicable provisions of the Other First Lien Agreements governing such Series; and
THIRD, to the Pledgors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct;
provided that in no event shall the proceeds of any collection or sale of any Specified Excluded Collateral be applied to the relevant Series of Secured Obligations under any Other First Lien Agreement that is not secured by such Specified Excluded Collateral.
The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon the request of the Collateral Agent prior to any distribution under this Section 4.02, each Authorized Representative shall provide to the Collateral Agent certificates, in form and substance reasonably satisfactory to the Collateral Agent, setting forth the respective amounts referred to in this Section 4.02 that each applicable Secured Party or its Authorized Representative believes it is entitled to receive, and the Collateral Agent shall be fully entitled to rely on such certificates. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.
SECTION 4.03.    Securities Act, Etc. In view of the position of the Pledgors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as amended, or any similar federal statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any Disposition of the Pledged Collateral permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to Dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could Dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to Dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, subject to the terms of any applicable Intercreditor Agreement, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws or, to the extent applicable, Blue Sky or other state securities laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, subject to the terms of any applicable Intercreditor Agreement, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 4.03 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.
SECTION 4.04.    Grant of License to Use Intellectual Property. Upon the occurrence and during the continuance of an Event of Default, solely to the extent necessary for the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement, each Pledgor hereby grants to the Collateral Agent an irrevocable (until terminated as provided below or upon cure of all Events of Default), non-exclusive license (exercisable without payment of royalty or other compensation to the Pledgors) to use or sublicense (to its contractors, agents or representatives, or otherwise exercising its remedies hereunder) any of the Article 9 Collateral consisting of Intellectual Property now owned or hereafter acquired by such Pledgor, and wherever the same may be located (and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof) to the extent that such non-exclusive license (a) does not violate the express terms of any agreement between a Pledgor and a third party governing such Collateral consisting of Intellectual Property, or give such third party any right of acceleration, modification, termination or cancellation therein, and (b) is not prohibited by any Requirements of Law; provided that such license and sublicenses (i) with respect to owned Trademarks, shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks and the inurement of any goodwill created by the use of such Trademarks to the benefit of the applicable Pledgors, and (ii) with respect to owned Copyrights, shall include reasonable restrictions on decompilation and reverse engineering of copyrighted software, and (iii) with respect to trade secrets, shall be subject to the requirement that the secret status of such trade secrets be maintained and reasonable steps are taken to ensure that they are maintained. The use of such license by the Collateral Agent and the use of any sublicense granted by the Collateral Agent may be exercised solely during the continuation of an Event of Default; provided, that any sublicense or other transaction entered into by the Collateral Agent in accordance with the provisions of this Agreement shall be binding upon the Pledgors, notwithstanding any subsequent cure of an Event of Default. For the avoidance of doubt, at the time of the release of the Liens on any Collateral as set forth in Section 5.15, the license granted to the Collateral Agent pursuant to this Section 4.04 with respect to such Collateral shall automatically and immediately terminate.

ARTICLE V

Miscellaneous
SECTION 5.01.    Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Pledgor shall be given to it in care of the Borrower, with such notice to be given as provided in Section 9.01 of the Credit Agreement. All communications and notices to any holders of obligations under any Other First Lien Agreement shall be addressed to the Authorized Representative of such holders at its address set forth in the Other First Lien Secured Party Consent, as such address may be changed by written notice to the Collateral Agent.
SECTION 5.02.    Security Interest Absolute. To the extent permitted by law, all rights of the Collateral Agent hereunder, the Security Interest in the Article 9 Collateral, the security interest in the Pledged Collateral and all obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any Credit Agreement Document, any Other First Lien Agreement, any other agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any Credit Agreement Document, any Other First Lien Agreement, any Intercreditor Agreement or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Secured Obligations or this Agreement (other than a defense of payment or performance).
SECTION 5.03.    Limitation By Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.
SECTION 5.04.    Binding Effect; Several Agreements. This Agreement shall become effective as to any party to this Agreement when a counterpart hereof executed on behalf of such party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such party, the Collateral Agent and the other Secured Parties and their respective permitted successors and assigns, except that no party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as not prohibited by this Agreement, the Credit Agreement or any Other First Lien Agreement. This Agreement shall be construed as a separate agreement with respect to each party and may be amended, modified, supplemented, waived or released in accordance with Section 5.09 or 5.15, as applicable.
SECTION 5.05.    Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party and all covenants, promises and agreements by or on behalf of any Pledgor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns, provided that no Pledgor may assign, transfer or delegate any of its rights or obligations under this Agreement except as permitted by Section 5.04.
SECTION 5.06.    Collateral Agent’s Fees and Expenses; Indemnification.
(a)    The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder by the Pledgors, and the Collateral Agent and other Indemnitees shall be indemnified by the Pledgors, in each case of this clause (a), mutatis mutandis, as provided in Section 9.05 of the Credit Agreement or any equivalent provision of any Other First Lien Agreement.
(b)    Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Security Documents. The provisions of this Section 5.06 shall remain operative and in full force and effect regardless of the termination of this Agreement, any other Credit Agreement Document or any Other First Lien Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement, any other Credit Agreement Document or any Other First Lien Agreement, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 5.06 shall be payable within fifteen days (or such longer period as the Collateral Agent may agree) of written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.
(c)    The agreements in this Section 5.06 shall survive the resignation of the Collateral Agent and the termination of this Agreement.
SECTION 5.07.    Collateral Agent Appointed Attorney-in-Fact. Subject to the Intercreditor Agreements, each Pledgor hereby appoints the Collateral Agent the attorney-in-fact of such Pledgor for the purpose of carrying out the provisions of this Agreement and, upon the occurrence and during the continuance of an Event of Default, taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, subject to applicable Requirements of Law and the Intercreditor Agreements, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Pledgor, (a) to receive, endorse, assign or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral; (d) to sign the name of any Pledgor on any invoice or bill of lading relating to any of the Collateral; (e) to send verifications of Accounts to any Account Debtor; (f) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise, realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (g) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (h) to notify, or to require any Pledgor to notify, Account Debtors to make payment directly to the Collateral Agent; and (i) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own or their Related Parties’ gross negligence or willful misconduct. For the avoidance of doubt, Section 4.03 of any First Lien/First Lien Intercreditor Agreement entered into after the Closing Date in the form exhibited to the Credit Agreement (or the equivalent provision of any other First Lien/First Lien Intercreditor Agreement) shall apply to the Collateral Agent as agent for the Secured Parties hereunder.
SECTION 5.08.    Governing Law. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.
SECTION 5.09.    Waivers; Amendment.    (%3) No failure or delay by the Collateral Agent or any other Secured Party in exercising any right, power or remedy hereunder or under any other Credit Agreement Document or any Other First Lien Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of the Collateral Agent and the other Secured Parties hereunder and under the other Credit Agreement Documents and any Other First Lien Agreements are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Pledgor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.09, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Letter of Credit or the incurrence of any Other First Lien Obligation shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Collateral Agent or any other Secured Party may have had notice or knowledge of such Default or Event of Default at the time. No notice or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.
(a)    Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Pledgor or Pledgors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.08 of the Credit Agreement, and the consent of each other Authorized Representative if and to the extent required by (and in accordance with) the applicable Other First Lien Agreement, and except as otherwise provided in any applicable Intercreditor Agreement. The Collateral Agent may conclusively rely on a certificate of an officer of the Borrower as to whether any amendment contemplated by this Section 5.09(b) is permitted.
(b)    Notwithstanding anything to the contrary contained herein, the Collateral Agent may grant extensions of time or waivers of the requirement for the creation or perfection of security interests in or the obtaining of insurance (including title insurance) or surveys with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Pledgors on such date) where it reasonably determines, in consultation with the Borrower, that perfection or obtaining of such items cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement, the other Credit Agreement Documents or any Other First Lien Agreement.
SECTION 5.10.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.
SECTION 5.11.    Severability. In the event any one or more of the provisions contained in this Agreement, any other Credit Agreement Document or any Other First Lien Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 5.12.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 5.04. Delivery of an executed counterpart to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed original.
SECTION 5.13.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
SECTION 5.14.    Jurisdiction; Consent to Service of Process.

(%3)  Each party to this Agreement hereby irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any other party or any affiliate thereof, in any way relating to this Agreement, any other Credit Agreement Document or any Other First Lien Agreement or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement, any other Credit Agreement Document or any Other First Lien Agreement shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement, any other Credit Agreement Document or any Other First Lien Agreement against any Pledgor or its properties in the courts of any jurisdiction.
(a)    Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, any other Credit Agreement Document or any Other First Lien Agreement in any New York State or federal court sitting in New York County and any appellate court from any thereof. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(b)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in this Agreement, any other Credit Agreement Document or any Other First Lien Agreement will affect the right of any party to this Agreement, any other Credit Agreement Document or any Other First Lien Agreement to serve process in any other manner permitted by law.
SECTION 5.15.    Termination or Release. In each case subject to the terms of the Intercreditor Agreements:
(a)    This Agreement and the pledges made by the Pledgors herein and all other security interests granted by the Pledgors hereby shall automatically terminate and be released upon the occurrence of the Termination Date or, if any Other First Lien Obligations are outstanding on the Termination Date, the date when any Other First Lien Obligations (other than contingent or unliquidated obligations or liabilities not then due and any other obligations that, by the terms of any Other First Lien Agreements, are not required to be paid in full prior to termination and release of the Collateral) have been paid in full and the Secured Parties have no further commitment to extend credit under any Other First Lien Agreement.
(b)    A Subsidiary Loan Party shall automatically be released from its obligations hereunder and the security interests in the Collateral of such Subsidiary Loan Party shall be automatically released upon the consummation of any transaction not prohibited by the Credit Agreement or any Other First Lien Agreement then in effect as a result of which such Subsidiary Loan Party ceases to be a Subsidiary of the Borrower or otherwise becomes an Excluded Subsidiary or ceases to be a Guarantor or is otherwise released from its obligations under the Subsidiary Guarantee Agreement, all without delivery of any instrument or performance of any act by any party, and all rights to the applicable portions of the Collateral shall revert to such Subsidiary Loan Party.
(c)    The security interests in any Collateral shall automatically be released, all without delivery of any instrument or performance of any act by any party, (i) upon any sale or other transfer by any Pledgor of any Collateral that is not prohibited by the Credit Agreement or any Other First Lien Agreement to any person that is not a Pledgor, (ii) upon the effectiveness of any written consent to the release of the security interest granted hereby in such Collateral pursuant to Section 9.08 of the Credit Agreement and any equivalent provision of any Other First Lien Agreement (in each case, to the extent required thereby) or (iii) as otherwise may be provided in any applicable Intercreditor Agreement.
(d)    [Reserved].
(e)    Solely with respect to the Credit Agreement Secured Obligations, a Pledgor shall automatically be released from its obligations hereunder and/or the security interests in any Collateral securing the Credit Agreement Secured Obligations shall in each case be automatically released upon the occurrence of any of the circumstances set forth in Section 9.18 of the Credit Agreement without delivery of any instrument or performance of any act by any party, and all rights to such Collateral shall revert to any applicable Pledgor.
(f)    [Reserved].
(g)    Solely with respect to any Series of Other First Lien Obligations, a Pledgor shall automatically be released from its obligations hereunder and/or the security interests in any Collateral securing such Series of Other First Lien Obligations shall in each case be automatically released upon the occurrence of any of the circumstances set forth in the section governing release of collateral in the applicable Other First Lien Agreement governing such Series of Other First Lien Obligations, all without delivery of any instrument or performance of any act by any party, and all rights to such Collateral shall revert to any applicable Pledgor.
(h)    In connection with any termination or release pursuant to this Section 5.15, the Collateral Agent shall execute and deliver to any Pledgor all documents that such Pledgor shall reasonably request to evidence such termination or release (including Uniform Commercial Code termination statements), and will duly assign and transfer to such Pledgor, such of the Pledged Collateral that may be in the possession of the Collateral Agent and has not theretofore been sold or otherwise applied or released pursuant to this Agreement. Any execution and delivery of documents pursuant to this Section 5.15 shall be made without recourse to or warranty by the Collateral Agent. In connection with any release pursuant to this Section 5.15, the Pledgors shall be permitted to take any action in connection therewith consistent with such release including, without limitation, the filing of Uniform Commercial Code termination statements. Upon the receipt of any necessary or proper instruments of termination, satisfaction or release prepared by the Borrower, the Collateral Agent shall promptly execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Agreement. The Pledgors agree to pay all reasonable and documented out-of-pocket expenses incurred by the Collateral Agent (and its representatives and counsel) in connection with the execution and delivery of such release documents or instruments.
SECTION 5.16.    Additional Subsidiaries. Upon execution and delivery by any Subsidiary that is required or permitted to become a party hereto by Section 5.10 of the Credit Agreement or the Collateral and Guarantee Requirement of the Credit Agreement or by any Other First Lien Agreement of an instrument substantially in the form of Exhibit I hereto (or another instrument reasonably satisfactory to the Collateral Agent and the Borrower), such subsidiary shall become a Subsidiary Loan Party hereunder with the same force and effect as if originally named as a Subsidiary Loan Party herein. The execution and delivery of any such instrument shall not require the consent of any other party to this Agreement. The rights and obligations of each party to this Agreement shall remain in full force and effect notwithstanding the addition of any new party to this Agreement.
SECTION 5.17.    General Authority of the Collateral Agent.
(a)    By acceptance of the benefits of this Agreement and any other Security Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (i) to consent to the appointment of the Collateral Agent as its agent hereunder and under such other Security Documents, (ii) to confirm that the Collateral Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provision of this Agreement and such other Security Documents against any Pledgor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder thereunder relating to any Collateral or any Pledgor’s obligations with respect thereto, (iii) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Security Document against any Pledgor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Agreement or any other Security Document and (iv) to agree to be bound by the terms of this Agreement and any other Security Documents and any applicable Intercreditor Agreement then in effect.
(b)    Each Pledgor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the Credit Agreement, any Other First Lien Agreement and such other agreements with respect thereto as may exist from time to time among them (including any applicable Intercreditor Agreement then in effect), but, as between the Collateral Agent and the Pledgors, the Collateral Agent shall be conclusively presumed to be acting as agent for the applicable Secured Parties with full and valid authority so to act or refrain from acting, and no Pledgor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
SECTION 5.18.    Subject to Intercreditor Agreements; Conflicts. Notwithstanding anything herein to the contrary, (i) the Liens and security interests granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement and (ii) the exercise of any right or remedy by the Collateral Agent hereunder or the application of proceeds (including insurance and condemnation proceeds) of any Collateral, in each case, are subject to the limitations and provisions of any applicable Intercreditor Agreement to the extent provided therein. In the event of any conflict between the terms of such applicable Intercreditor Agreement and the terms of this Agreement, the terms of such applicable Intercreditor Agreement shall govern.
SECTION 5.19.    Other First Lien Obligations. On or after the Closing Date and so long as not prohibited by the Credit Agreement or any Other First Lien Agreement then in effect, the Borrower may from time to time designate obligations in respect of indebtedness to be secured (except with respect to any applicable Specified Excluded Collateral) on a pari passu basis with the then-outstanding Secured Obligations as Other First Lien Obligations hereunder by delivering to the Collateral Agent and each Authorized Representative (a) a certificate of the Borrower (i) identifying the obligations so designated and the initial aggregate principal amount or face amount thereof, (ii) stating that such obligations are designated as Other First Lien Obligations for purposes hereof, (iii) representing that such designation of such obligations as Other First Lien Obligations is not prohibited by the Credit Agreement or any Other First Lien Agreement then in effect, and (iv) specifying the name and address of the Authorized Representative for such obligations, (b) an Other First Lien Secured Party Consent executed by the Authorized Representative for such obligations and the Borrower and (c) if not already then in effect, execute and deliver a First Lien/First Lien Intercreditor Agreement (or, to the extent such First Lien/First Lien Intercreditor Agreement is then in effect, a joinder thereto to the extent required thereby). Upon the satisfaction of all conditions set forth in the preceding sentence, (x) the Collateral Agent shall act as collateral agent under and subject to the terms of the Security Documents for the benefit of all Secured Parties, including without limitation, any Secured Parties that hold any such Other First Lien Obligations (except with respect to any applicable Specified Excluded Collateral), and shall execute and deliver the acknowledgement at the end of the Other First Lien Secured Party Consent, (y) each Authorized Representative agrees to the appointment, and acceptance of the appointment, of the Collateral Agent as collateral agent for the holders of such Other First Lien Obligations as set forth in each Other First Lien Secured Party Consent and agrees, on behalf of itself and each Secured Party it represents, to be bound by this Agreement and the applicable Intercreditor Agreements and (z) such Other First Lien Obligations shall automatically be deemed to be “Other First-Priority Obligations” (or analogous term) in any First Lien/First Lien Intercreditor Agreement. The rights and obligations of each party to this Agreement shall remain in full force and effect notwithstanding the addition of any new Secured Obligations to this Agreement.
SECTION 5.20.    Person Serving as Collateral Agent. On the Closing Date, the Collateral Agent hereunder is the Credit Agreement Agent. Written notice of resignation by the Administrative Agent under (and as defined in) the Credit Agreement pursuant to the Credit Agreement shall also constitute notice of resignation as the Collateral Agent under this Agreement. Upon the acceptance of any appointment as the Administrative Agent under (and as defined in) the Credit Agreement by a successor, that successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent pursuant hereto. Immediately upon the occurrence of the Termination Date, if any other Series of Secured Obligations is then outstanding, the Authorized Representative of such Series (or, if more than one such Series is outstanding, the applicable Authorized Representative determined pursuant to the terms of (and as defined in) the applicable Intercreditor Agreement) shall be deemed the Collateral Agent for all purposes under this Agreement. The Collateral Agent immediately prior to any change in Collateral Agent pursuant to this Section 5.20 (the “Prior Collateral Agent”) shall be deemed to have assigned all of its rights, powers and duties hereunder to the successor Collateral Agent determined in accordance with this Section 5.20 (the “Successor Collateral Agent”) and the Successor Collateral Agent shall be deemed to have accepted, assumed and succeeded to such rights, powers and duties. The Prior Collateral Agent shall cooperate with the Pledgors and such Successor Collateral Agent to ensure that all actions are taken that are necessary or reasonably requested by the Successor Collateral Agent to vest in such Successor Collateral Agent the rights granted to the Prior Collateral Agent hereunder with respect to the Collateral, including (a) the filing of amended financing statements in the appropriate filing offices, (b) to the extent that the Prior Collateral Agent holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the New York UCC or the Uniform Commercial Code of any other applicable jurisdiction) (or any similar concept under foreign law) over Collateral pursuant to this Agreement or any other Security Document, the delivery to the Successor Collateral Agent of the Collateral in its possession or control together with any necessary endorsements to the extent required by this Agreement; provided, however, the foregoing shall not impose any requirement for control not otherwise expressly set forth herein, and (c) the execution and delivery of any further documents, financing statements or agreements and the taking of all such further action that may be required under any applicable law, or that the Successor Collateral Agent may reasonably request, all without recourse to, or representation or warranty by, the Collateral Agent, and at the sole cost and expense of the Pledgors. In addition, the Collateral Agent hereunder shall at all times be the same person that is the “Collateral Agent” under any First Lien/First Lien Intercreditor Agreement. Written notice of resignation by the “Collateral Agent” pursuant to any First Lien/First Lien Intercreditor Agreement shall also constitute notice of resignation as the Collateral Agent under this Agreement. Upon the acceptance of any appointment as the “Collateral Agent” under any First Lien/First Lien Intercreditor Agreement by a successor “Collateral Agent”, the successor “Collateral Agent” shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent pursuant to this Agreement.
[Signature Pages Follow]
IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written
QUESO HOLDINGS INC.

By:	/s/ Blake Huggins Name: Blake Huggins Title: Assistant Treasurer
CEC ENTERTAINMENT LEASING COMPANY
PETER PIPER HOLDINGS, INC.
PETER PIPER, INC.
SPT DISTRIBUTION COMPANY, INC.
CEC ENTERTAINMENT HOLDINGS, LLC
CEC ENTERTAINMENT CONCEPTS, L.P.
CEC ENTERTAINMENT, INC.

By:	/s/ Blake Huggins Name: Blake Huggins Title: Treasurer
CEC LEASEHOLDER, LLC
CEC LEASEHOLDER #2, LLC
CEC ENTERTAINMENT INTERNATIONAL,
LLC
TEXAS PP BEVERAGE, INC.

By:	/s/ David A. Deck Name: David A. Deck Title: Secretary
HOSPITALITY DISTRIBUTION
INCORPORATED

By:	/s/ David A. Deck Name: David A. Deck Title: President

BHC ACQUISITION CORPORATION
SB HOSPITALITY CORPORATION

By:	/s/ Maribel Alamillo Name: Maribel Alamillo Title: President
PETER PIPER MEXICO, LLC

By:    /s/ Thomas Leverton
Name: Thomas Leverton
Title: Manager

PETER PIPER TEXAS, LLC

By:        /s/ David Schroedle
Name: David Schroedle
Title: Manager

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent

By:	/s/ John D. Toronto Name: John D. Toronto Title: Authorized Signatory

By:	/s/ Emerson Almeida Name: Emerson Almeida Title: Authorized Signatory

Schedule I to the
Collateral Agreement (First Lien)
Subsidiary Loan Parties
1.CEC Entertainment Holdings, LLC
2.CEC Entertainment Concepts, L.P.
3.SPT Distribution Company, Inc.
4.BHC Acquisition Corporation
5.Hospitality Distribution Incorporated
6.SB Hospitality Corporation
7.Peter Piper Holdings, Inc.
8.Peter Piper, Inc.
9.Peter Piper Texas, LLC
10.Peter Piper Mexico, LLC
11.Texas PP Beverage, Inc.
12.CEC Entertainment Leasing Company
13.CEC Leaseholder, LLC
14.CEC Leaseholder #2, LLC
15.CEC Entertainment International, LLC

Schedule II to the
Collateral Agreement (First Lien)
Pledged Stock; Pledged Debt
A.    Pledged Stock

Issuer	Record Owner	Certificate No.	Number and Class	Percentage of Equity Interest Owned	Percent (of Owned Equity Interests) Pledged
CEC Entertainment, Inc.	Queso Holdings Inc.	A-1	200 shares of common stock	100%	100%
CEC Entertainment Holdings, LLC	CEC Entertainment, Inc.	N/A	N/A	100%	100%
SPT Distribution Company, Inc.	CEC Entertainment, Inc.	2	1,000 shares of common stock	100%	100%
BHC Acquisition Corporation	CEC Entertainment, Inc.	5	1,000 shares of common stock	100%	100%
CEC Entertainment Leasing Company	CEC Entertainment, Inc.	1	100 shares of stock	100%	100%
Peter Piper Holdings, Inc.	CEC Entertainment, Inc.	1	100 shares of common stock	100%	100%
CEC Leaseholder, LLC	CEC Entertainment, Inc.	N/A	N/A	100%	100%
CEC Leaseholder #2, LLC	CEC Entertainment, Inc.	N/A	N/A	100%	100%
Peter Piper, Inc.	Peter Piper Holdings, Inc.	CA-70 PA-3 PB-16	3,518,345 shares of Class A Common Stock	100%	100%
			3,341,200 shares of Class A Preferred Stock
			760,115.20 shares of Class B Preferred Stock
Peter Piper Texas, LLC	Peter Piper, Inc.	N/A	N/A	100%	100%
Peter Piper Mexico, LLC	Peter Piper, Inc.	N/A	N/A	100%	100%
Peter Piper de Mexico, S. de R.L. de C.V.	Peter Piper, Inc.	2	Series “A” Stock with a value of 1,974.00 pesos	99%	64%
	Peter Piper Mexico, LLC	1	Series “A” Stock with a value of 3.00 pesos	1%	1%
Texas PP Beverage, Inc.	Peter Piper Texas, LLC	2	1,000 shares of common stock	100%	100%
Hospitality Distribution Incorporated	BHC Acquisition Corporation	2	1,000 shares of stock	100%	100%
SB Hospitality Corporation	Hospitality Distribution Incorporated	6	10,000 shares of stock	100%	100%
CEC Entertainment Canada, ULC	CEC Entertainment International, LLC	C-3	650 shares of common stock	100%	65%
CEC Entertainment International, LLC	CEC Entertainment, Inc.	N/A	N/A	100%	100%
CEC Entertainment Concepts, L.P.	CEC Entertainment, Inc.	N/A	N/A	0.1% general partnership interest	100%
	CEC Entertainment Holdings, LLC	N/A	N/A	99.9% limited partnership interest

B.    Pledged Debt

Payee/Lender	Principal	Date of Issuance	Maturity Date
Subordinated Intercompany Note, by and among Queso Holdings, Inc., CEC Entertainment, Inc. and the Subsidiaries of CEC Entertainment, Inc.	All amounts outstanding, from time to time	Closing Date	N/A

Schedule III to the
Collateral Agreement (First Lien)
Intellectual Property
A.
U.S. Federally Issued or Applied for Patents Owned by CEC Entertainment, Inc.

Patent	Patent No.	Issue Date
AUTOMATIC TOKEN DISPENSING APPARATUS AND METHOD	5980089	11/09/1999
AUTOMATIC TOKEN DISPENSING APPARATUS AND METHOD	6522946	02/18/2003
VIDEO COLORING BOOK	6238217	05/29/2001

B.
U.S. Federally Registered Copyrights Owned by CEC Entertainment, Inc.

Copyright	Reg. No.	Year Registered
Chuck E. Cheese’s theme	EU780564	1979
How will I know?	EU780565	1979
Roots in the country	EU780566	1979
Endlessly awake, part 1	EU780567	1979
Chuck E. Cheese token	GP119569
Chuck E. Cheese's Pizza Time Theatre; building sign	GU64516	1979
Chuck E. Cheese's Pizza Time Theatre; sign above door	GU64517	1979
Chuck E. Cheese (sculptural)	GU64518	1979
Chuck E. Cheese (costume)	GU64519	1979
Crusty the cat (sculptural)	GU64520	1979
Crusty the cat (costume)	GU64521	1979
Billy Banjo Boggs (sculptural)	GU64522	1979
Pasqually (sculptural)	GU64523	1979
Singing magpies (sculptural)	GU64524	1979
Foxy Colleen	VA0000038343	1978
Madame Oink	VA0000038342	1978
Jasper T. Jowls	VA0000038345	1978
Mr. Munch	VA0000038344	1978
Mopsy sisters	VA0000038346	1978

U.S. Federally Registered Copyrights Owned by CEC Entertainment Concepts, L.P.

Copyright	Reg. No.	Year Registered
Chuck E. Cheese Full Body.	VA0001856368	2012
Chuck E. Cheese Head.	VA0001856369	2012
Chuck E. Cheese Head & Chuck E. Cheese's.	VA0001856360	2012
Chuck E. Cheese with Guitar & Chuck E. Cheese's.	VA0001856359	2012
Chuck E. Cheese's & Thumb Chuck Design.	VA0001789935	2004
Chuck E. Cheese character design.	VAu000654392	2004
Chuck E. Cheese costume design.	VAu000654387	2004
Helen Henny character design.	VAu000654390	2004
Jasper character design.	VAu000654389	2004
Munch character design.	VAu000654391	2004
Pasqually character design.	VAu000654388	2004

August 1996 show songbook & 171 other titles.	V3511D285	2004
Billy Bob's busytime book.	TX0001067796	1982
August 1996 show song book.	PAu002180107	1996
Brain-I-Vac.	VAu000385170	1996
Can Man.	VAu000385165	1996
Celluloid.	VAu000385167	1996
Chuck E. Cheese 1997 song book.	PAu002228599	1997
Chuck E Cheese facade--1996 resculpting.	VAu000377909	1996
Chuck E. Cheese songbook.	PAu002102631	1996
Chuck E. door details.	VAu000377931	1996
Chuck E.'s Awesome Adventure Machine.	VAu000385188	1996
Chuck E's awesome adventure machine.	VAu000377908	1996
Command module--center stage to Chuck E.'s Awesome Adventure Machine.	VAu000385168	1996
Deuce.	VAu000385185	1996
Dr. TODD token dispenser interface.	TXu000789539	1997
Drive-In.	VAu000385166	1996
Duct head.	VAu000385169	1996
Dusty.	VAu000385171	1996
Flash.	VAu000385173	1996
Hammerhead.	VAu000385184	1996
Iron man.	VAu000385189	1996
Juice.	VAu000385178	1996
Kelvin.	VAu000385183	1996
Lisa.	VAu000385181	1996
MAOUI.	VAu000385174	1996
Mona.	VAu000385180	1996
Ohmer.	VAu000385175	1996
ORBIS.	VAu000385176	1996
Pinhead.	VAu000385179	1996
Richter.	VAu000385182	1996
Sinker.	VAu000385187	1996
Tank.	VAu000385177	1996
Tech totem.	VAu000385186	1996
Trike man.	VAu000385190	1996
Tweeker.	VAu000385164	1996
Wastoid.	VAu000385172	1996

Exclusive Copyright Licenses to CEC Entertainment, Inc.
None.
Exclusive Copyright Licenses to CEC Entertainment Concepts, L.P.
None.

C.
U.S. Federally Registered or Applied for Trademarks Owned by CEC Entertainment Concepts, L.P.

Owner	Mark	Application No.	Application Date	Registration No.	Registration Date
CEC ENTERTAINMENT CONCEPTS, L.P.	C	85663450	27-JUN-2012	4861244	24-NOV-2015
CEC ENTERTAINMENT CONCEPTS, L.P.	CHUCK E. CHEESE	73239678	19-NOV-1979	1203974	03-AUG-1982
CEC ENTERTAINMENT CONCEPTS, L.P.	CHUCK E. CHEESE	78316469	21-OCT-2003	2945280	26-APR-2005
CEC ENTERTAINMENT CONCEPTS, L.P.	CHUCK E. CHEESE	78316515	21-OCT-2003	2979415	26-JUL-2005
CEC ENTERTAINMENT CONCEPTS, L.P.	CHUCK E. CHEESE’S	85663482	27-JUN-2012	4822415	29-SEP-2015
CEC ENTERTAINMENT CONCEPTS, L.P.	CHUCK E. CHEESE’S	78531496	13-DEC-2004	3065500	07-MAR-2006
CEC ENTERTAINMENT CONCEPTS, L.P.	CHUCK E. CHEESE’S	78466025	11-AUG-2004	3023398	06-DEC-2005
CEC ENTERTAINMENT CONCEPTS, L.P.	CHUCK E-CLUB	77045437	16-NOV-2006	3257636	03-JUL-2007
CEC ENTERTAINMENT CONCEPTS, L.P.	CHUCKTOBER	86426826	17-OCT-2014	4751711	09-JUN-2015
CEC ENTERTAINMENT CONCEPTS, L.P.	FUN BREAK!	88425256	10-MAY-2019	N/A	N/A
CEC ENTERTAINMENT CONCEPTS, L.P.	FUN FOR ALL. FUN FOR LESS.	85763330	25-OCT-2012	4769052	07-JUL-2015
CEC ENTERTAINMENT CONCEPTS, L.P.	HELEN HENRY	73760722	31-OCT-1988	1622935	13-NOV-1990
CEC ENTERTAINMENT CONCEPTS, L.P.	JASPER T. JOWLS	73760724	31-OCT-1988	1634418	05-FEB-1991
CEC ENTERTAINMENT CONCEPTS, L.P.	KID CHECK	75902468	24-JAN-2000	2640269	22-OCT-2002
CEC ENTERTAINMENT CONCEPTS, L.P.	MACCHEESY	87698200	27-NOV-2017	5523253	24-JUL-2018
CEC ENTERTAINMENT CONCEPTS, L.P.	C	78466654	12-AUG-2004	3001750	27-SEP-2005
CEC ENTERTAINMENT CONCEPTS, L.P.	Design Only	75563964	02-OCT-1998	2341950	11-APR-2000
CEC ENTERTAINMENT CONCEPTS, L.P.	Design Only	86766223	23-SEP-2015	5071333	01-NOV-2016
CEC ENTERTAINMENT CONCEPTS, L.P.	Design Only	85663429	27-JUN-2012	4822414	29-SEP-2015
CEC ENTERTAINMENT CONCEPTS, L.P.	MORE CHEESE	87698166	27-NOV-2017	5572115	25-SEP-2018
CEC ENTERTAINMENT CONCEPTS, L.P.	MORE CHEESE REWARDS	87698175	27-NOV-2017	5552481	28-AUG-2018
CEC ENTERTAINMENT CONCEPTS, L.P.	MR. MUNCH	73760725	31-OCT-1988	1630366	01-JAN-1991
CEC ENTERTAINMENT CONCEPTS, L.P.	Design Only	86935425	10-MAR-2016	5063633	18-OCT-2016
CEC ENTERTAINMENT CONCEPTS, L.P.	PASQUALLY	73760723	31-OCT-1988	1634417	05-FEB-1991
CEC ENTERTAINMENT CONCEPTS, L.P.	SKYTUBES	75981467	24-JAN-2000	2553761	26-MAR-2002
CEC ENTERTAINMENT CONCEPTS, L.P.	TICKET BLASTER	85191428	06-DEC-2010	3997217	19-JUL-2011
CEC ENTERTAINMENT CONCEPTS, L.P.	TICKET MUNCHER	76130820	19-SEP-2000	2886875	21-SEP-2004
CEC ENTERTAINMENT CONCEPTS, L.P.	TODDLER ZONE	75916998	10-FEB-2000	2791718	09-DEC-2003
CEC ENTERTAINMENT CONCEPTS, L.P.	TOKENS FOR GRADES	78358856	28-JAN-2004	2923211	01-FEB-2005
CEC ENTERTAINMENT CONCEPTS, L.P.	WHERE A KID CAN BE A KID	73694290	09-NOV-1987	1506573	27-SEP-1988
CEC ENTERTAINMENT CONCEPTS, L.P.	WHERE A KID CAN BE A KID	78316574	21-OCT-2003	3024483	06-DEC-2005
CEC ENTERTAINMENT CONCEPTS, L.P.	WHERE A KID CAN BE A KID	78522452	24-NOV-2004	3041434	10-JAN-2006
CEC ENTERTAINMENT CONCEPTS, L.P.	EVERY KID’S A WINNER	78722049	28-SEP-2005	3541874	02-DEC-2008

U.S. Federally Registered or Applied for Trademarks Owned by Peter Piper, Inc.

Owner	Mark	Application No.	Application Date	Registration No.	Registration Date
PETER PIPER INC.	Design Only	74435081	14-SEP-1993	1887334	04-APR-1995
PETER PIPER INC.	PETER PIPER PIZZA	75456836	26-MAR-1998	2228782	02-MAR-1999
PETER PIPER INC.	PETER PIPER PIZZA	75456837	26-MAR-1998	2230775	09-MAR-1999
PETER PIPER INC.	XTRASTUF	78819830	21-FEB-2006	3277885	07-AUG-2007
PETER PIPER INC.	PETER PIPER PIZZA	78899598	02-JUN-2006	3302290	02-OCT-2007
PETER PIPER INC.	PETER PIPER PIZZA	78899612	02-JUN-2006	3302291	02-OCT-2007
PETER PIPER INC.	EVERYONE GRAB A SLICE	85221006	19-JAN-2011	4101221	21-FEB-2012
PETER PIPER INC.	PETER PIPER PIZZA	85226037	25-JAN-2011	4101250	21-FEB-2012
PETER PIPER INC.	PETER PIPER PIZZA	85893991	03-APR-2013	4432382	12-NOV-2013
PETER PIPER INC.	Design Only	85919465	30-APR-2013	4432577	12-NOV-2013
PETER PIPER INC.	THE SOLUTION TO THE FAMILY NIGHT OUT	87372257	15-MAR-2017

D.
IP Agreements.

1.	Master Agreement, by and between Workday, Inc. and CEC Entertainment Concepts, L.P., dated as of March 7, 2012, as amended.

2.	Mood Media Agreement dated October 31, 2017, by and between Muzak LLC d/b/a Mood Media and CEC Entertainment Inc.

3.	Master Agreement, dated March 26, 2015, by and between NCR Corporation and CEC Entertainment Concepts, L.P.

4.	Letter Agreement, dated July 1, 2018, by and between Dippin’ Dots, LLC and CEC Entertainment Concepts, L.P.

5.	SaaS Agreement, dated February 28, 2018, by and between Tango Analytics, LLC and CEC Entertainment Concepts, L.P.

6.	Master Agreement, dated November 14, 2018, by and between Motus, LLC and CEC Entertainment Concepts, L.P.

7.	Master Subscription Agreement, dated September 12, 2017, by and between Salesforce.com, Inc. and CEC Entertainment Concepts, L.P.

8.	Master Services Agreement, as amended, dated September 28, 2016, by and between Alert Logic, Inc. and CEC Entertainment Concepts, L.P.

9.	Master Services Agreement, dated March 20, 2012, and Purchase Order, dated March 29, 2018 by and between Future Com, Ltd. and CEC Entertainment Concepts, L.P. (Fortinet Firewall Agreement).

10.
Master Agreement, as amended, dated January 20, 2016, by and between Semnox Solutions LLC and CEC Entertainment Concepts, L.P. (attendant to this Master Agreement is the Three-Party Escrow Services Agreement, dated February 2, 2016, by and among Semnox Solutions LLC, CEC Entertainment Concepts, L.P. and Iron Mountain Intellectual Property Management, Inc.).

Schedule IV to the
Collateral Agreement (First Lien)
Commercial Tort Claims
None.

Exhibit I to the
Collateral Agreement (First Lien)
Form of Supplement to the Collateral Agreement (First Lien)
SUPPLEMENT NO. [●] (this “Supplement”), dated as of [●], 20[●][●] to the Collateral Agreement (First Lien) dated as of August 30, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among CEC ENTERTAINMENT, INC. (the “Borrower”), each Subsidiary of the Borrower from time to time party thereto (each, a “Subsidiary Loan Party”) and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as collateral agent (together with its successors and assigns in such capacity, the “Collateral Agent”) for the Secured Parties (as defined therein).
A.  Reference is made to the First Lien Credit Agreement, dated as of August 30, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Queso Holdings Inc. (“Holdings”), the Borrower, the Lenders party thereto from time to time, Credit Suisse AG, Cayman Islands Branch, as administrative agent, and the other parties thereto.
B.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement or the Collateral Agreement, as applicable.
C.  The Pledgors have entered into the Collateral Agreement pursuant to the requirements set forth in Section 5.10 of the Credit Agreement. Section 5.16 of the Collateral Agreement provides that additional Subsidiaries of the Borrower may become Subsidiary Loan Parties and Pledgors under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Loan Party and a Pledgor under the Collateral Agreement.
Accordingly, the New Subsidiary agrees as follows:
SECTION 1. In accordance with Section 5.16 of the Collateral Agreement, the New Subsidiary by its signature below becomes a Subsidiary Loan Party and a Pledgor under the Collateral Agreement with the same force and effect as if originally named therein as a Subsidiary Loan Party and a Pledgor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a Subsidiary Loan Party and a Pledgor thereunder and (b) represents and warrants that the representations and warranties made by it as a Pledgor thereunder are true and correct in all material respects on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Secured Obligations, does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Collateral Agreement) of the New Subsidiary. Each reference to a “Subsidiary Loan Party” or a “Pledgor” in the Collateral Agreement shall be deemed to include the New Subsidiary (except as otherwise provided in clause (ii) of the definition of Pledgor to the extent applicable). The Collateral Agreement is hereby incorporated herein by reference.
SECTION 2. The New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.
SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary. Delivery of an executed signature page to this Supplement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.
SECTION 4. The New Subsidiary hereby represents and warrants that, as of the date hereof, (a) set forth on Schedule I attached hereto is a true and correct schedule of any and all of (and, with respect to any Pledged Stock issued by an issuer that is not a subsidiary of the Borrower, correctly sets forth, to the knowledge of the New Subsidiary) the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Stock and includes (i) all Equity Interests pledged hereunder and (ii) the debt obligations and promissory notes or instruments evidencing Indebtedness, in each case under this clause (ii) pledged hereunder and in an aggregate principal amount in excess of $10,000,000 now owned by the New Subsidiary required to be pledged in order to satisfy the Collateral and Guarantee Requirement or delivered pursuant to Section 2.02(a) and 2.02(b) of the Collateral Agreement, (b) set forth on Schedule II attached hereto is a list of any and all Intellectual Property now owned by the New Subsidiary consisting of Patents and Trademarks applied for or registered with the United States Patent and Trademark Office, Copyrights registered with the United States Copyright Office and exclusive Copyright Licenses to New Subsidiary under any Copyright registered with the United States Copyright Office, (c) set forth on Schedule III hereto is a list of all Commercial Tort Claims in excess of $10,000,000 held by the New Subsidiary, and (d) set forth under its signature hereto is the true and correct legal name of the New Subsidiary, its jurisdiction of organization and the location of its chief executive office.
SECTION 5. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.
SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.
SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 8. All communications and notices hereunder shall (except as otherwise expressly permitted by the Collateral Agreement) be in writing and given as provided in Section 5.01 of the Collateral Agreement.
SECTION 9. The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable and documented out-of-pocket expenses in connection with this Supplement, including the reasonable and documented fees, other charges and disbursements of counsel for the Collateral Agent.
IN WITNESS WHEREOF, the New Subsidiary has duly executed this Supplement to the Collateral Agreement as of the day and year first above written.
[Signature Page Follows]

[NAME OF NEW SUBSIDIARY]

BY:________________________
Name:
Title
Address:
Legal Name:
Jurisdiction of Formation:

Schedule I to
Supplement No. __ to the
Collateral Agreement (First Lien)
Pledged Stock; Pledged Debt
A.    Pledged Stock

Issuer	Record Owner	Certificate No.	Number and Class	Percentage of Equity Interest Owned	Percent Pledged

B.    Pledged Debt

Payee	Payor	Principal	Date of Issuance	Maturity Date

Schedule II to
Supplement No. __ to the
Collateral Agreement (First Lien)
Intellectual Property
A.    U.S. Federally Issued or Applied for Patents Owned by [New Subsidiary]
U.S. Patent Registrations

Title	Patent No.	Issue Date

U.S. Patent Applications

Title	Application No.	Filing Date

B.    U.S. Federally Registered Copyrights Owned by [New Subsidiary]
U.S. Copyright Registrations

Title	Registration No.	Registration Date

Exclusive Licenses to [New Subsidiary] under U.S. Federally Registered     Copyrights

U.S. Copyright Registration Title	Registration No.	Registration Date	Licensor

C.    U.S. Federally Registered or Applied for Trademarks Owned by [New Subsidiary]
U.S. Trademark Registrations

Mark	Registration No.	Registration Date

U.S. Trademark Applications

Mark	Application No.	Filing Date

D.    IP Agreements

Schedule III to
Supplement No. __ to the
Collateral Agreement (First Lien)

Commercial Tort Claims

Exhibit II to the
Collateral Agreement (First Lien)
Form of Notice of Grant of Security Interest in Intellectual Property
[FORM OF] NOTICE OF GRANT OF SECURITY INTEREST IN [COPYRIGHTS] [PATENTS] [TRADEMARKS], dated as of [DATE] (this “Notice”), made by [●], a [●] [●] (the “Pledgor”), in favor of CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent (as defined below).
Reference is made to the Collateral Agreement (First Lien), dated as of August 30, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among CEC Entertainment, Inc. (the “Borrower”), each subsidiary of the Borrower identified therein and Credit Suisse AG, Cayman Islands Branch, as collateral agent (together with its successors and assigns in such capacity, the “Collateral Agent”) for the Secured Parties (as defined therein). The parties hereto agree as follows:
SECTION 1.    Terms. Capitalized terms used in this Notice and not otherwise defined herein have the meanings specified in the Collateral Agreement. The rules of construction specified in Section 1.01(b) of the Collateral Agreement also apply to this Notice.
SECTION 2.    Grant of Security Interest. As security for the payment and performance, as the case may be, in full of the Secured Obligations, the Pledgor pursuant to the Collateral Agreement did, and hereby does, pledge and grant to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a continuing security interest in all of such Pledgor’s right, title and interest in, to and under any and all of the following assets now owned or at any time hereafter acquired by such Pledgor or in which such Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, but excluding any Excluded Property, the “[Patent] [Copyright] [Trademark] Collateral”):
[all Patents of the United States of America, including those listed on Schedule I;]
[all Copyrights and exclusive Copyright Licenses under United States federally registered Copyrights, including those listed on Schedule I;]
[all Trademarks, including those listed on Schedule I;]
[provided, however, that the foregoing pledge, assignment and grant of security interest will not cover any “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. §1051, unless and until an Amendment to Allege Use or a Statement of Use under Section 1(c) or 1(d) of the Lanham Act has been filed, to the extent, if any, that any assignment of an “intent-to-use” application prior to such filing would violate the Lanham Act.]
SECTION 3.    Collateral Agreement. The security interests granted to the Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Collateral Agent pursuant to the Collateral Agreement. Each Pledgor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the [Patent] [Copyright] [Trademark] Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Notice and the Collateral Agreement, the terms of the Collateral Agreement shall govern.
SECTION 4.    Counterparts. This Notice may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. Delivery of an executed counterpart to this Notice by facsimile or other electronic transmission shall be as effective as delivery of a manually signed original.
SECTION 5.    Governing Law. THIS NOTICE AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS NOTICE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS NOTICE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Notice as of the day and year first above written.

[Name of Pledgor]

By: ________________________
Name:
Title:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Collateral Agent,

By: ________________________
Name:
Title:

By: ________________________
Name:
Title:

Schedule I
to Notice of Grant of Security Interest (First Lien) in Patents
Patents Owned by [Name of Pledgor]
U.S. Patent Registrations

Title	Patent No.	Issue Date

U.S. Patent Applications

Title	Application No.	Filing Date

Schedule I
to Notice of Grant of Security Interest (First Lien) in Copyrights

Copyrights Owned by [Name of Pledgor]
U.S. Copyright Registrations

Title	Registration No.	Registration Date

Exclusive Licenses to [Name of Pledgor]
under U.S. Federally Registered Copyrights

U.S. Copyright Registration Title	Registration No.	Registration Date	Licensor

Schedule I
to Notice of Grant of Security Interest (First Lien) in Trademarks
Trademarks Owned by [Name of Pledgor]
U.S. Trademark Registrations

Mark	Registration No.	Registration Date

U.S. Trademark Applications

Mark	Application No.	Filing Date

Exhibit III to the
Collateral Agreement (First Lien)
Form of Other First Lien Secured Party Consent
OTHER FIRST LIEN SECURED PARTY CONSENT
[Name of Authorized Representative]
[Address of Authorized Representative]

[Date]
[Name of Collateral Agent]
[Address of Collateral Agent]

The undersigned is the Authorized Representative for persons wishing to become Secured Parties (the “New Secured Parties”) under the Collateral Agreement (First Lien), dated as of August 30, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among CEC ENTERTAINMENT, INC. (the “Borrower”), each Subsidiary of the Borrower from time to time identified therein as a party and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as collateral agent (together with its successors and assigns in such capacity, the “Collateral Agent”) for the Secured Parties (as defined therein). Capitalized terms used but not otherwise defined in this Other First Lien Secured Party Consent have the meanings set forth in the Collateral Agreement (or, if not set forth therein, as set forth in the Credit Agreement referred to therein).
In consideration of the foregoing, the undersigned hereby:
(i)    represents that it has been duly authorized by the New Secured Parties to become a party to the Collateral Agreement on behalf of the New Secured Parties under that certain [DESCRIBE OPERATIVE AGREEMENT] (the “New Agreement” and the obligations under the New Agreement, the “New Secured Obligations”) and to act as the Authorized Representative for the New Secured Parties;
(ii)    acknowledges that it has received a copy of the Collateral Agreement and each Intercreditor Agreement;
(iii)    appoints and authorizes the Collateral Agent to take such action as agent on its behalf and on behalf of all other Secured Parties and to exercise such powers under the Collateral Agreement, each other Security Document applicable to such New Secured Parties and the Intercreditor Agreements as are delegated to the Collateral Agent by the terms thereof, together with all such powers as are reasonably incidental thereto; and
(iv)    accepts and acknowledges the terms of the Collateral Agreement and each other Security Document applicable to such New Secured Parties and each Intercreditor Agreement applicable to it and the New Secured Parties and agrees to serve as Authorized Representative for the New Secured Parties with respect to the New Secured Obligations and agrees on its own behalf and on behalf of the New Secured Parties to be bound by the terms thereof applicable to holders of Other First Lien Obligations, with all the rights and obligations of a Secured Party thereunder and bound by all the provisions thereof as fully as if it had been a Secured Party on the date of the Collateral Agreement and, if applicable, the First Lien/First Lien Intercreditor Agreement and agrees that its address for receiving notices pursuant to the Security Documents shall be as follows:
[Address].
The Collateral Agent, by acknowledging and agreeing to this Other First Lien Secured Party Consent, accepts the appointment in clause (iii) above.
THIS OTHER FIRST LIEN SECURED PARTY CONSENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS OTHER FIRST LIEN SECURED PARTY CONSENT (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.
[Signature pages follow]

IN WITNESS WHEREOF, the undersigned has caused this Other First Lien Secured Party Consent to be duly executed by its authorized officer as of the date first set forth above.
[NAME OF AUTHORIZED REPRESENTATIVE]

By:	Name: Title:

Acknowledged and Agreed:
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Collateral Agent

By:	Name: Title:

Acknowledged and Agreed:
CEC ENTERTAINMENT, INC., for itself and on behalf of the other Pledgors

By:	Name: Title: